Exhibit 10.2

Execution Version

THIS TRANSACTION SUPPORT AGREEMENT AND THE DOCUMENTS ATTACHED HERETO COLLECTIVELY DESCRIBE TRANSACTIONS INVOLVING THE COMPANY PARTIES THAT MAY BE EFFECTUATED (I) THROUGH THE FILING OF CHAPTER 11 CASES IN THE BANKRUPTCY COURT (AS DEFINED BELOW) AND (II) UNDER THE CCAA (AS DEFINED BELOW).

THIS TRANSACTION SUPPORT AGREEMENT IS NOT AN OFFER, ACCEPTANCE OR SOLICITATION WITH RESPECT TO ANY SECURITIES, LOANS OR OTHER INSTRUMENTS OR A SOLICITATION OF ACCEPTANCES AS TO ANY CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE OR ANY PLAN UNDER THE CCAA.  ANY SUCH OFFER, ACCEPTANCE OR SOLICITATION WILL ONLY BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES LAWS, THE BANKRUPTCY CODE, THE CCAA AND OTHER APPLICABLE LAW.  Nothing contained in thIS TRANSACTION SUPPORT AGREEMENT shall be an admission of fact or liability OR, UNTIL THE OCCURRENCE OF THE Agreement Effective DATE ON THE TERMS DESCRIBED HEREIN, BE DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS TRANSACTION SUPPORT AGREEMENT IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE PARTIES HERETO AND, ACCORDINGLY, IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS transaction SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY TRANSACTIONs SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS.

TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (together with all exhibits, schedules, annexes and other attachments hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of March 10, 2023, is entered into by and among:

i.	Loyalty Ventures Inc., a Delaware corporation (“LVI”), and its undersigned direct and indirect subsidiaries (collectively with LVI, the “Company Parties” and each a “Company Party”);

ii.	(a) each of the record or beneficial holders (or providers of investment management or advisory services on behalf of such holders) of Term B Loan Claims (as defined below) identified on the signature pages hereto (such persons and entities described in this clause (ii)(a), each, an “Initial Consenting Term B Loan Lender” and, collectively, the “Initial Consenting Term B Loan Lenders”) and (b) each of the other record or beneficial holders (or providers of investment management or advisory services on behalf of such holders) of Term B Loan Claims that becomes a party to this Agreement after the Agreement Effective Date (as defined below) in accordance with the terms hereof by executing and delivering a Joinder Agreement (as defined below) (such persons and entities described in this clause (ii)(b), each, an “Additional Consenting Term B Loan Lender” and, collectively, the “Additional Consenting Term B Loan Lenders” and, together with the Initial Consenting Term B Loan Lenders, the “Consenting Term B Loan Lenders”);
iii.	(a) each of the record or beneficial holders of Term A Loan Claims (as defined below) identified on the signature pages hereto (such persons and entities described in this clause (iii)(a), each, an “Initial Consenting Term A Loan Lender” and, collectively, the “Initial Consenting Term A Loan Lenders”) and (b) each of the other record or beneficial holders of Term A Loan Claims that becomes a party to this Agreement after the Agreement Effective Date in accordance with the terms hereof by executing and delivering a Joinder Agreement (such persons and entities described in this clause (iii)(b), each, an “Additional Consenting Term A Loan Lender” and, collectively, the “Additional Consenting Term A Loan Lenders” and, together with the Initial Consenting Term A Loan Lenders, the “Consenting Term A Loan Lenders”);
iv.	(a) each of the record or beneficial holders of Revolving Loan Claims (as defined below) identified on the signature pages hereto (such persons and entities described in this clause (iv)(a), each, an “Initial Consenting Revolver Lender,” and, collectively, the “Initial Consenting Revolver Lenders,” and, collectively with the Initial Consenting Term B Loan Lenders and the Initial Consenting Term A Loan Lenders, the “Initial Consenting Lenders”) and (b) each of the other record or beneficial holders of Revolving Loan Claims that becomes a party to this Agreement after the Agreement Effective Date in accordance with the terms hereof by executing and delivering a Joinder Agreement (such persons and entities described in this clause (iv)(b), each, an “Additional Consenting Revolver Lender,” and, collectively, the “Additional Consenting Revolver Lenders,” and, together with the Initial Consenting Revolver Lenders, the “Consenting Revolver Lenders,” and, collectively with the Consenting Term A Loan Lenders and the Consenting Term B Loan Lenders, the “Consenting Lenders”); and
v.	the Administrative Agent (as defined below), in its capacity as administrative agent under the Credit Agreement (as defined below) (together with the Consenting Lenders, the “Consenting Stakeholders”).

The Company Parties and each of the Consenting Stakeholders are referred to herein as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, as of the date hereof: (i) the Initial Consenting Term B Loan Lenders collectively hold, in the aggregate, in excess of 69% of the aggregate outstanding principal amount of the Term B Loan (as defined below) under that certain Credit Agreement, dated as of November 3, 2021, (as amended by Amendment No. 1 to Credit Agreement (Financial Covenant), dated as of July 29, 2022), among LVI and certain of its subsidiaries, as borrowers, certain other subsidiaries of LVI, as guarantors, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and the lenders (the “Lenders”) from time to time party thereto (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); (ii) the Initial Consenting Term A Loan Lenders collectively hold, in the aggregate, 0% of the aggregate outstanding principal amount of the Term A Loan (as defined below) under the Credit Agreement; and (iii) the Initial Consenting Revolver Lenders collectively hold, in the aggregate, 0% of the aggregate outstanding amount of Revolving Credit Exposure (as defined below) under the Credit Agreement;

WHEREAS, the Company Parties and the Consenting Stakeholders have agreed to implement, support, and/or consent to, as applicable, those certain transactions with respect to the Company Parties contemplated by and in accordance with and subject to the terms and conditions set forth in the following documents (collectively, and including any CCAA Transaction (as defined below), the “Transactions”): (i) that certain Asset Purchase Agreement attached hereto as Exhibit A by and between LoyaltyOne Co., an indirect subsidiary of LVI and a Company Party (“LoyaltyOne”), as seller, and an entity owned or controlled by Bank of Montreal, as Buyer, with respect to the sale of certain assets of the AIR MILES business (including any exhibits, schedules, annexes and other attachments thereto, each as may be modified in accordance with the terms thereof and hereof, the “AIR MILES Transaction Agreement,” and, such transactions contemplated thereby and approved in accordance with the SISP (as defined below), the “AIR MILES Sale Transaction”); (ii) that certain term sheet for the Chapter 11 DIP Facility (as defined below) (including any exhibits, schedules, annexes and other attachments thereto, each as may be modified in accordance with the terms thereof and hereof, the “Chapter 11 DIP Term Sheet”); (iii) that certain term sheet for the CCAA DIP Facility attached hereto as Exhibit B (as defined below) (including any exhibits, schedules, annexes and other attachments thereto, each as may be modified in accordance with the terms thereof and hereof, the “CCAA DIP Term Sheet” and, together with the Chapter 11 DIP Term Sheet, the “DIP Term Sheets”); (iv) the Combined Disclosure Statement and Joint Chapter 11 Plan of Loyalty Ventures Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (including any exhibits, schedules, annexes and other attachments thereto, each as may be modified in accordance with the terms thereof and hereof, the “Combined DS and Plan”); and (v) (a) that certain Sale and Purchase Agreement with respect to the sale of the BrandLoyalty business (including any exhibits, schedules, annexes and other attachments attached thereto, each as may be modified in accordance with the terms thereof), (b) that certain Bridge Loan Agreement (including any exhibits, schedules, annexes and other attachments attached thereto, each as may be modified in accordance with the terms thereof) and (c) that certain Intercreditor Agreement Including Inventory Pledge (including any exhibits, schedules, annexes and other attachments attached thereto, each as may be modified in accordance with the terms thereof), in each case, attached hereto as Exhibit C (collectively, the “BrandLoyalty Transaction Agreements” and the transactions contemplated by the foregoing clauses (a) through (c), the “BrandLoyalty Sale Transaction” and, collectively, the AIR MILES Transaction

Agreement, the DIP Term Sheets, the Combined DS and Plan, and the BrandLoyalty Transaction Agreements, the “Transaction Documents”);

WHEREAS, certain of the Consenting Stakeholders are party to that certain Consent, dated March 1, 2023 (the “BL Consent Agreement”), by and among LVI and Brand Loyalty Group B.V., Brand Loyalty Holding B.V. and Brand Loyalty International B.V. each a Guarantor (as defined in the Credit Agreement) party thereto, such Consenting Lenders constituting Required Lenders under and as defined in the Credit Agreement, and the Administrative Agent, pursuant to which such Consenting Stakeholders party thereto have consented, inter alia, to the BrandLoyalty Sale Transaction, including the entry by the Company Parties into the BrandLoyalty Transaction Agreements, the incurrence of indebtedness and granting of liens pursuant to and as contemplated by the BrandLoyalty Transaction Agreements, and the sale of assets and collateral pursuant to and as contemplated by the BrandLoyalty Transaction Agreements (such consents, approvals, covenants and agreements contemplated thereby, collectively, the “BrandLoyalty Consents”);

WHEREAS, the Transaction Documents will set forth the material terms and conditions of the Transactions, as supplemented by the terms and conditions of this Agreement;

WHEREAS, pursuant to this Agreement, the Company Parties intend to, among other things: (a) implement the Transactions with respect to the Chapter 11 Debtors (as defined below) by commencing voluntary, prepackaged cases under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”); and (b) with respect to LoyaltyOne, commence a proceeding before the Ontario Superior Court of Justice (Commercial List) (the “Ontario Court”) under the Companies’ Creditors Arrangement Act (the “CCAA” and, such proceeding under the CCAA, the “CCAA Proceeding”) for the purpose of conducting the sales and investment solicitation process (in the form attached hereto as Exhibit D, the “SISP”), in connection with which the AIR MILES Transaction Agreement shall serve as the stalking horse bid; and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

1.Certain Definitions.

As used in this Agreement, the following terms have the following meanings:

(a)“Additional Consenting Revolver Lender” and “Additional Consenting Revolver Lenders” have the meanings ascribed to such terms in the Preamble.

(b)“Additional Consenting Term A Loan Lender” and “Additional Consenting Term A Loan Lenders” have the meanings ascribed to such terms in the Preamble.
(c)“Additional Consenting Term B Loan Lender” and “Additional Consenting Term B Loan Lenders” have the meanings ascribed to such terms in the Preamble.
(d)“Administrative Agent” has the meaning ascribed to such term in the Recitals.
(e)“Agreement” has the meaning ascribed to such term in the Preamble.
(f)“Agreement Effective Date” has the meaning ascribed to such term in Section 9 hereof.
(g)“AIR MILES Sale Transaction” has the meaning ascribed to such term in the Recitals.
(h)“AIR MILES Transaction Agreement” has the meaning ascribed to such term in the Recitals.
(i)“Alternative AIR MILES Transaction” means any plan, proposal or offer of dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, amalgamation, arrangement, joint venture, partnership, sale of assets, shares or restructuring of any of the Company Parties, in each case, that is an alternative to a CCAA Transaction.
(j)“Alternative BL Transaction” means any plan, proposal or offer of dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, amalgamation, arrangement, joint venture, partnership, sale of assets, shares or restructuring of any of the Company Parties, in each case, that is an alternative to the BrandLoyalty Sale Transaction.
(k) “Alternative Plan Transaction” means any plan, proposal or offer of dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, amalgamation, arrangement, joint venture, partnership, sale of assets, shares or restructuring of any of the Company Parties, in each case, that is an alternative to the Combined DS and Plan.
(l)“Alternative Transaction” means an Alternative BL Transaction, Alternative AIR MILES Transaction or Alternative Plan Transaction.
(m)“Alternative Transaction Proposal” means any inquiry, bid, term sheet, discussion or agreement with respect to any Alternative Transaction.
(n)“Bankruptcy Code” has the meaning ascribed to such term in the Recitals.
(o)“Bankruptcy Court” has the meaning ascribed to such term in the Recitals.
(p)“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

(q)“BL Consent Agreement” has the meaning ascribed to such term in the Recitals.
(r)“BrandLoyalty Consents” has the meaning ascribed to such term in the Recitals.
(s)“BrandLoyalty Sale Transaction” has the meaning ascribed to such term in the Recitals.
(t)“BrandLoyalty Transaction Agreements” has the meaning ascribed to such term in the Recitals.
(u)“Canadian Securities Laws” means the Ontario Securities Act, together with all applicable securities laws, rules and regulations and published policies thereunder or under the securities laws of any other province or territory of Canada.
(v)“Cash Collateral” means cash, negotiable instruments, documents of title, securities, deposit accounts or other cash equivalents whenever acquired in which a Chapter 11 Debtor, the Administrative Agent or a Consenting Lender have an interest.
(w)“Cash Collateral Order” means any order of the Bankruptcy Court authorizing the Chapter 11 Debtors’ use of Cash Collateral.
(x)“CCAA” has the meaning ascribed to such term in the Recitals.
(y)“CCAA ARIO” means the amended and restated CCAA Initial Order, in the form attached hereto as Exhibit E.
(z)“CCAA DIP Cash Flow Projection Materials” means (i) the Cash Flow Projection (as defined in the CCAA DIP Term Sheet) and any amendments or restatements thereof, (ii) each Proposed Amended Cash Flow Projection (as defined in the CCAA DIP Term Sheet) and (iii) the related weekly materials and information provided with respect thereto pursuant to the terms of the CCAA DIP to the CCAA DIP Lender and the CCAA Monitor, including (x) the actual cash flow results from the immediately preceding one week period and (y) a comparison of the actual cash flow results from the immediately preceding one week period as against the DIP Agreement Cash Flow Projection (as defined in the CCAA DIP Term Sheet) for such week.
(aa)“CCAA DIP Facility” means a debtor in possession financing facility on the terms and conditions set forth in the CCAA DIP Term Sheet to be entered into by and among LoyaltyOne and the CCAA DIP Lender.
(bb)“CCAA DIP Facility Documents” means any documents governing the CCAA DIP Facility that are entered into in accordance with the CCAA DIP Term Sheet, the CCAA Initial Order and the CCAA ARIO and any amendments, modifications and supplements thereto, and together with any related notes, certificates, agreements, security agreements, documents and instruments (including any amendments, restatements, supplements or modifications of any of the foregoing) related to or executed in connection therewith.
(cc)“CCAA DIP Lender” means the lender under the CCAA DIP Facility.

(dd)“CCAA DIP Term Sheet” has the meaning ascribed to such terms in the Recitals.
(ee)“CCAA Initial Order” means an order of the Ontario Court, inter alia, granting LoyaltyOne protection under the CCAA, in the form attached hereto as Exhibit F.
(ff)“CCAA KERP” means those certain employee retention plans as provided for in the CCAA ARIO, (i) which shall provide for the payment of no greater than CAD$12,215,402 in the aggregate, (ii) which payments shall be secured by a charge as set forth in the CCAA ARIO of no greater than CAD$5,350,000 and (iii) which payments shall be made in accordance with the materials disclosed by the applicant on the application for the CCAA Initial Order.
(gg)“CCAA Monitor” means KSV Restructuring Inc., in its capacity as proposed (and once appointed) Ontario Court appointed monitor in the CCAA Proceeding.
(hh)“CCAA Proceeding” has the meaning ascribed to such term in the Recitals.
(ii)“CCAA Transaction” means the sale of the AIR MILES business pursuant to the AIR MILES Transaction Agreement or such other purchase or sale agreement approved by the Ontario Court as the successful bid resulting from the SISP.
(jj)“CCAA Transaction Order” means a final order of the Ontario Court approving the CCAA Transaction, in the form attached hereto as Exhibit G.
(kk)“Chapter 11 Cases” has the meaning ascribed to such term in the Recitals.
(ll)“Chapter 11 Debtors” means those Company Parties that commence Chapter 11 Cases.
(mm)“Chapter 11 DIP Facility” means a debtor in possession financing facility in an amount not to exceed $30,000,000 and on the terms and conditions set forth in the Chapter 11 DIP Term Sheet to be entered into by and among the Chapter 11 Debtors, as debtors in possession, and the Chapter 11 DIP Lender.
(nn)“Chapter 11 DIP Facility Documents” means any documents governing the Chapter 11 DIP Facility that are entered into in accordance with the Chapter 11 DIP Term Sheet and the Chapter 11 DIP Orders and any amendments, modifications and supplements thereto, and together with any related notes, certificates, agreements, security agreements, documents and instruments (including any amendments, restatements, supplements or modifications of any of the foregoing) related to or executed in connection therewith.
(oo)“Chapter 11 DIP Facility Motion” means a motion that will be filed by the Chapter 11 Debtors seeking Bankruptcy Court approval of the Chapter 11 DIP Facility.
(pp)“Chapter 11 DIP Lender” means LoyaltyOne in its capacity as the lender under the Chapter 11 DIP Facility.
(qq)“Chapter 11 DIP Orders” means the Chapter 11 Interim DIP Order and the Chapter 11 Final DIP Order.

(rr)“Chapter 11 DIP Term Sheet” means has the meaning ascribed to such terms in the Recitals.
(ss)“Chapter 11 Final DIP Order” means a final order of the Bankruptcy Court approving the Chapter 11 DIP Facility and the Chapter 11 DIP Facility Documents and, as applicable, authorizing the Chapter 11 Debtors’ use of Cash Collateral.
(tt)“Chapter 11 Interim DIP Order” means an interim order of the Bankruptcy Court approving the Chapter 11 DIP Facility and the Chapter 11 DIP Facility Documents and, as applicable, authorizing the Chapter 11 Debtors’ use of Cash Collateral.
(uu)“Chapter 11 KERP” means that certain key employee retention plan for which the Chapter 11 Debtors will seek Bankruptcy Court approval in the Chapter 11 Cases, which shall provide for the payment of no greater than $743,617 in the aggregate.
(vv)“Chapter 11 Solicitation” means the solicitation of votes in connection with the Combined DS and Plan pursuant to Bankruptcy Code sections 1125 and 1126.
(ww)“Claims” has the meaning ascribed to it in Bankruptcy Code section 101(5).
(xx)“Combined DS and Plan” has the meaning ascribed to such term in the Recitals.
(yy)“Comeback Hearing” means the comeback motion in the CCAA Proceeding to be heard by the Ontario Court no later than March 20, 2023.
(zz)“Company Claims/Interests” means any Claim against, or Equity Interest in, a Company Party.
(aaa)“Company Party” and “Company Parties” have the meanings ascribed to such terms in the Preamble.
(bbb)“Company Termination Events” has the meaning ascribed to such term in Section 4(b).
(ccc)“Company Termination Notice” has the meaning ascribed to such term in Section 4(b).
(ddd)“Conditional Disclosure Statement Order” means an order of the Bankruptcy Court (i) approving, among other things, the adequacy of the disclosures in the Combined DS and Plan on a conditional basis and the Chapter 11 Solicitation and (ii) scheduling the hearing on confirmation of the Combined DS and Plan.
(eee)“Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other disclosure of material non-public information agreement between any Company Party and any Consenting Lender, including any confidentiality provisions or obligations under the Credit Agreement.

(fff)“Confirmation Order” means an order of the Bankruptcy Court (i) approving the adequacy of the disclosure in the Combined DS and Plan pursuant to Bankruptcy Code section 1125 and (ii) confirming the Combined DS and Plan pursuant to Bankruptcy Code section 1129, including all exhibits, appendices, supplements and related documents.
(ggg)“Consenting Lenders” has the meaning ascribed to such term in the Preamble.
(hhh)“Consenting Revolver Lenders” has the meaning ascribed to such term in the Preamble.
(iii)“Consenting Revolver/Term A Loan Lenders’ Advisors” means (i) Haynes and Boone, LLP, as counsel, (ii) Borden Ladner Gervais LLP, as Canadian counsel and (iii) FTI Consulting, Inc., as financial advisor.
(jjj)“Consenting Stakeholders” has the meaning ascribed to such term in the Preamble.
(kkk)“Consenting Term A Loan Lenders” has the meaning ascribed to such term in the Preamble.
(lll)“Consenting Term B Loan Lenders” has the meaning ascribed to such term in the Preamble.
(mmm)“Consenting Term B Loan Lenders’ Advisors” means (i) Gibson, Dunn & Crutcher LLP, as lead counsel, (ii) any local counsel retained by the Consenting Term B Loan Lenders, which shall be limited to one local counsel in the State of Texas, (iii) Bennett Jones LLP, as Canadian counsel and (iv) Piper Sandler & Co., as financial advisor.
(nnn)“Credit Agreement” has the meaning ascribed to such term in the Recitals.
(ooo)“Definitive Documents” means all material agreements, instruments, pleadings, motions, orders and other related documents, exhibits, schedules and annexes utilized, filed or executed in connection with the Transactions or to obtain approval and confirmation of the Combined DS and Plan, and any amendment, modification or supplement thereto, or restatement thereof, including this Agreement, the Combined DS and Plan, the Plan Supplement, the Solicitation Materials, the Conditional Disclosure Statement Order, the Cash Collateral Order, the Confirmation Order, the Chapter 11 DIP Facility Motion, the Chapter 11 Interim DIP Order, the Chapter 11 DIP Facility Documents, the Chapter 11 Final DIP Order, the First Day Pleadings, the CCAA Initial Order, the CCAA ARIO, the CCAA DIP Facility Documents, the DIP Term Sheets, the SISP Approval Order, the SISP, the AIR MILES Transaction Agreement, any definitive transaction agreement in respect of any other CCAA Transaction, the CCAA Transaction Order, the CCAA DIP Cash Flow Projection Materials, any other projections or budgets provided in respect of the CCAA DIP Facility or the Chapter 11 DIP Facility, and the BrandLoyalty Transaction Agreements, each of which shall contain terms and conditions consistent with this Agreement (including the Transaction Documents attached hereto) and shall otherwise be in form and substance acceptable to the Company Parties and the Requisite Consenting Lenders.
(ppp)“DIP Term Sheets” has the meaning ascribed to such term in the Recitals.

(qqq)“Equity Interests” means, collectively, any shares (or any class thereof) of common stock or preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Company Party, and any options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into any shares (or any class thereof) of, common stock or preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement).
(rrr)“First Day Pleadings” means the first day pleadings to be filed in connection with the Chapter 11 Cases, including any orders attached thereto.
(sss) “Forbearance” has the meaning ascribed to such term in Section 2(b).
(ttt)“Initial Consenting Lender” and “Initial Consenting Lenders” have the meanings ascribed to such terms in the Preamble.
(uuu)“Initial Consenting Revolver Lender” and “Initial Consenting Revolver Lenders” have the meanings ascribed to such terms in the Preamble.
(vvv)“Initial Consenting Term A Loan Lender” and “Initial Consenting Term A Loan Lenders” have the meanings ascribed to such terms in the Preamble.
(www)“Initial Consenting Term B Loan Lender” and “Initial Consenting Term B Loan Lenders” have the meanings ascribed to such terms in the Preamble.
(xxx)“Joinder Agreement” has the meaning ascribed to such term in Section 2(e).
(yyy)“Lenders” has the meaning ascribed to such term in the Recitals.
(zzz)“Loan Claims” means, collectively, the Revolving Loan Claims, the Term A Loan Claims and the Term B Loan Claims.
(aaaa)“LoyaltyOne” has the meaning ascribed to such term in the Recitals.
(bbbb)“LVI” has the meaning ascribed to such term in the Preamble.
(cccc)“LVI Lux Dissolution” means the dissolution and liquidation of LVI Lux Financing.
(dddd)“LVI Lux Financing” means LVI Lux Financing S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with registered office at 11-13, boulevard de la Foire, L-1528 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under the number B181593.
(eeee)“Milestones” means the applicable milestones set forth on Section 4(c).
(ffff)“Ontario Court” has the meaning ascribed to such term in the Recitals.

(gggg)“Ontario Securities Act” means the Securities Act (Ontario) and the rules, regulations and published policies made thereunder.
(hhhh)“Party” and “Parties” have the meanings ascribed to such terms in the Preamble.
(iiii)“Petition Date” means the date on which the first of the Chapter 11 Cases is commenced.
(jjjj)“Plan Effective Date” means the date on which all conditions precedent to the effectiveness of the Combined DS and Plan have been satisfied or waived in accordance with the terms of the Combined DS and Plan and the Confirmation Order, and the Combined DS and Plan is substantially consummated according to its terms.
(kkkk)“Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to the Combined DS and Plan that, subject to the terms and conditions provided in this Agreement, will be filed by the Chapter 11 Debtors with the Bankruptcy Court.
(llll)“Qualified Marketmaker” means an entity that (i) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker and (ii) is, in fact, regularly in the business of making a market in claims against issuers and borrowers (including debt securities or other debt).
(mmmm)“Remedial Action” has the meaning ascribed to such term in Section 2(b).
(nnnn)“Requisite Consenting Lenders” means, at any applicable time of determination, Consenting Lenders holding at least a majority of the aggregate outstanding principal amount held by all of the Consenting Lenders of: (i) the Revolving Credit Exposure, (ii) the Term A Loan and (iii) the Term B Loan, taken together.
(oooo)“Revolving Credit Exposure” has the meaning set forth in Section 1.01 of the Credit Agreement.
(pppp)“Revolving Loan Claims” means any and all Claims related to the Revolving Credit Exposure arising under the Credit Agreement.
(qqqq)“RSA Trust” means any fund or trust secured for the benefit of collectors of AIR MILES, including that certain Reserve Fund established pursuant to, and defined in (i) that certain Amended and Restated Security Agreement, dated as of December 31, 2001, by and between Loyalty Management Group Canada Inc. and Royal Trust Corporation of Canada, and (ii) that certain Amended and Restated Redemption Reserve Agreement, dated as of December 31, 2001, by and between Loyalty Management Group Canada Inc. and Royal Trust Corporation of Canada (in each case as may be further amended, modified, supplemented or amended and restated from time to time).
(rrrr)“Securities Act” has the meaning ascribed to such term in Section 7(a)(iii).

(ssss)“SISP” has the meaning ascribed to such term in the Recitals.
(tttt)“SISP Approval Order” means an order of the Ontario Court in the CCAA Proceeding, inter alia, approving and authorizing LoyaltyOne to conduct the SISP, in the form attached hereto as Exhibit H.
(uuuu)“Solicitation Materials” means all documents, forms and other materials provided in connection with solicitation of votes on the Combined DS and Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code.
(vvvv)“Stakeholder Termination Event” has the meaning set forth in Section 4(a) of this Agreement.
(wwww)“Stakeholder Termination Notice” has the meaning ascribed to such term in Section 4(a).
(xxxx)“Term A Loan” has the meaning set forth in Section 2.01(b) of the Credit Agreement.
(yyyy)“Term A Loan Claims” means any and all Claims related to the Term A Loan arising under the Credit Agreement.
(zzzz)“Term B Loan” has the meaning set forth in Section 2.01(c) of the Credit Agreement.
(aaaaa)“Term B Loan Claims” means any and all Claims related to the Term B Loan arising under the Credit Agreement.
(bbbbb)“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Section 4.
(ccccc)“Termination Events” has the meaning ascribed to such term in Section 4(b).
(ddddd)“Termination Notice” has the meaning ascribed to such term in Section 4(b).
(eeeee)“Transaction Documents” has the meaning ascribed to such term in the Recitals.
(fffff)“Transaction Effective Date” means the later of (i) the consummation of the CCAA Transaction, (ii) the consummation of the transactions contemplated by the BrandLoyalty Purchase Agreement, (iii) the Plan Effective Date, and (iv) the consummation of the LVI Lux Dissolution.
(ggggg)“Transaction Support Period” means, with respect to a Party, the period commencing on the Agreement Effective Date and ending on the earlier of (i) the Transaction Effective Date and (ii) the Termination Date applicable to such Party.
(hhhhh)“Transactions” has the meaning ascribed to such term in the Recitals.
(iiiii)“Transfer” has the meaning ascribed to such term in Section 2(e).

2.Agreements of the Consenting Stakeholders.
(a)Support of Transactions. Subject in all respects and giving full effect to the consent rights of the Requisite Consenting Lenders contained herein and any consent rights of the Requisite Consenting Lenders in the Definitive Documents, each of the Consenting Stakeholders or the Consenting Lenders, as applicable, agrees that, for the duration of the Transaction Support Period, unless otherwise consented to in writing by the Company Parties, such Consenting Stakeholder or Consenting Lender, as applicable, shall:
(i)with respect to the Consenting Stakeholders, support, and take all reasonable actions necessary (or reasonably requested by the Company Parties) to facilitate the implementation and consummation of the Transactions; provided that no Consenting Stakeholder shall be obligated to waive or amend any condition to the consummation of the Transactions;
(ii)with respect to the Consenting Stakeholders, and subject in all respects to the Milestones (as may be extended or waived by the Company Parties and the Requisite Consenting Lenders), to the extent any legal or structural impediment arises that would prevent, hinder or delay the consummation of any of the Transactions contemplated herein, take all steps reasonably necessary to address any such impediment, including to negotiate in good faith appropriate additional or alternative provisions (consistent with the terms of this Agreement) to address any such impediment;
(iii)with respect to the Consenting Lenders, validly and timely deliver, and not withdraw, the consents, proxies, signature pages, tenders or other means of voting or participating in the Transactions with respect to all of its Company Claims/Interests;
(iv)with respect to the Consenting Lenders, support the release and exculpation provisions contained in the Combined DS and Plan and in the CCAA Transaction Order;
(v)with respect to the Consenting Lenders, not opt out of the release provisions contained in the Combined DS and Plan;
(vi)with respect to the Consenting Stakeholders, use commercially reasonable efforts to support, and to instruct its respective advisors to support, all motions, applications and other pleadings filed by (A) the Chapter 11 Debtors in the Chapter 11 Cases and (B) LoyaltyOne in the CCAA Proceeding, in each case, that are consistent with and in furtherance of this Agreement, the Transactions and the Combined DS and Plan;
(vii)with respect to the Consenting Stakeholders, consent (A) to the Chapter 11 DIP Facility and entry of the Chapter 11 Interim DIP Order and the Chapter 11 Final DIP Order on terms and conditions consistent with the Chapter 11 DIP Term Sheet, and (B) to entry of the Cash Collateral Order;
(viii)with respect to the Consenting Lenders, (A) subject to the receipt by the Consenting Lenders of the Combined DS and Plan, timely vote, or cause to be voted, its Claims against the Chapter 11 Debtors, and exercise any powers or rights available to it (including in any process requiring voting or approval to which they are legally entitled to participate in their capacity as holders of Company Claims/Interests), to accept the Combined DS and Plan by delivering its duly executed and completed ballot accepting the Combined DS and Plan on a timely basis following commencement of the Chapter 11 Solicitation; and (B) not change, withdraw or revoke such vote (or cause or direct such vote to be changed, withdrawn or revoked); provided that any such vote may be withdrawn or revoked (and upon such withdrawal or revocation, be deemed void ab initio) by the applicable Consenting Lender in the event this Agreement is terminated pursuant to Section 4 with respect to such Consenting Lender;
(ix)with respect to the Consenting Stakeholders, support, and not object to, the motion seeking approval of the Chapter 11 KERP;
(x)with respect to the Consenting Stakeholders: (A) support the relief sought in the CCAA Initial Order and the CCAA ARIO, including approval of each of the charges provided therein, the CCAA KERP and the CCAA DIP Facility on terms and conditions consistent with the CCAA DIP Term Sheet (and the use of the CCAA DIP Facility proceeds in accordance therewith); (B) support the SISP Approval Order; (C) not submit (as to the Consenting Lenders), or direct the Administrative Agent to submit, a credit bid in the SISP; (D) support the CCAA Transaction resulting from the SISP; and (E) support the CCAA Transaction Order;
(xi)with respect to the Consenting Stakeholders, not: (A) directly or indirectly seek, propose, support, assist, solicit or vote for any Alternative Transaction; (B) support or encourage the termination or modification of the Chapter 11 Debtors’ exclusive periods for the filing or soliciting of a plan in the Chapter 11 Cases; or (C) take any other action, including, to the extent applicable, initiating any legal proceedings or enforcing rights as a holder of Company Claims/Interests that is inconsistent with this Agreement or the Definitive Documents, or could prevent, interfere with, delay or impede the implementation or consummation of the Transactions (including (1) the Ontario Court’s approval of the applicable Definitive Documents and the CCAA Transaction and the entry of the CCAA Transaction Order and consummation of the CCAA Transaction, (2) the Bankruptcy Court’s approval of the applicable Definitive Documents and confirmation and consummation of the Combined DS and Plan, (3) consummation of the BrandLoyalty Sale Transaction or (4) the Bankruptcy Court’s approval or the Ontario Court’s approval and consummation of the other Transactions, as applicable);
(xii)with respect to the Consenting Stakeholders, not object to and not support any other person’s efforts to oppose or object to, in each case, directly or indirectly, the approval of the First Day Pleadings and other motions, applications and pleadings, in each case, consistent with this Agreement and filed by the Chapter 11 Debtors in furtherance of the Transactions;
(xiii)with respect to the Consenting Lenders, to the extent applicable, timely vote or cause to be voted its Claims against the Chapter 11 Debtors against and not consent to, or otherwise directly or indirectly support, solicit, assist, encourage or participate in the formulation, pursuit or support of, any Alternative Transaction (unless the Company Parties and Requisite Consenting Lenders consent in writing otherwise);
(xiv)with respect to the Consenting Stakeholders, not exercise any right or remedy for the enforcement, collection or recovery of any of the Company Claims/Interests, or of any of the Company Parties, in each case, other than in accordance with this Agreement and the Definitive Documents;

(xv)with respect to the Consenting Lenders, give any notice, order, instruction or direction to the Administrative Agent reasonably necessary to give effect to the Transactions;
(xvi)with respect to the Consenting Stakeholders, not file or have filed on its behalf any motion, pleading or other document with the Ontario Court, the Bankruptcy Court or any other court that, in whole or in part, is inconsistent with this Agreement, any other Definitive Document or the Transactions;
(xvii)with respect to the Consenting Stakeholders, not initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the CCAA Proceeding, the Chapter 11 Cases, this Agreement or the Transactions against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement;
(xviii)with respect to the Consenting Stakeholders, provide such reasonable assistance, as may be requested by the Company Parties, in connection with satisfying the Milestones (as may be extended or waived by the Requisite Consenting Lenders);
(xix)with respect to the Consenting Stakeholders, refrain from taking any action not required by law that is inconsistent with, or that would delay or impede approval, confirmation or consummation of the Combined DS and Plan or the Transactions, and that is otherwise inconsistent with the express terms of this Agreement and/or the Combined DS and Plan;
(xx)with respect to the Consenting Stakeholders, and following the consummation of the CCAA Transaction, cooperate with LoyaltyOne to expeditiously satisfy in full and/or discharge, as applicable, all of the Charges (as defined in the CCAA ARIO); provided that in all cases any court order necessary to effect the foregoing shall be in form and substance acceptable to the Consenting Lenders and LoyaltyOne, each acting reasonably;
(xxi)with respect to the Consenting Stakeholders, reasonably cooperate in good faith and coordinate with the Company Parties to structure and implement the Transactions in a tax efficient manner; and
(xxii)with respect to the Consenting Stakeholders, negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Transactions as contemplated by this Agreement.

Notwithstanding anything to the contrary in this Section 2(a), no Consenting Stakeholder shall be required to incur any unreimburseable out-of-pocket fees, expenses or other monetary obligations in connection with fulfilling any of its obligations herein, in each case, other than such fees, expenses or other monetary obligations with respect to which the Company Parties have agreed in writing to pay or reimburse.

(b)Forbearance and Waiver.1  Each Consenting Lender, during the Transaction Support Period, hereby agrees to, and directs the Administrative Agent to, and the Administrative Agent agrees to, forbear (the “Forbearance”) from exercising their rights and remedies under the Credit Agreement and the other Loan Documents and applicable law (collectively, a “Remedial Action”) against the Company Parties (including LVI Lux Financing) (or any of their respective assets or properties, whether or not constituting Collateral) after the occurrence of any Event of Default under the Credit Agreement, including as a result of (whether or not constituting an Event of Default):
(i)any of the steps, actions or transactions required by, specified or contemplated in and/or implemented by or undertaken pursuant to this Agreement or the commencement of the Chapter 11 Cases, the CCAA Proceeding (including the CCAA Transaction and the BrandLoyalty Sale Transaction) or any insolvency, liquidation or similar proceeding for any of the Company Parties should the BrandLoyalty Sale Transaction not be consummated;
(ii)any of the Company Parties failing to make any payment of principal, amortization, interest or other amounts due under the Credit Agreement, including to the Administrative Agent; or
(iii)the failure by any of the Company Parties or their Subsidiaries to comply with any covenant, term or other provision under the Credit Agreement.

For the avoidance of doubt, during the Transaction Support Period, each Consenting Lender agrees that it shall not deliver any notice or instruction directing the Administrative Agent to exercise any Remedial Action against the Company Parties (including LVI Lux Financing).  Each of the Consenting Lenders hereby expressly acknowledges that the Forbearance by the Consenting Lenders during the Transaction Support Period (including with respect to any Remedial Action against LVI Lux Financing or any of its assets or properties) is a fundamental and material inducement to the Company Parties’ entry into this Agreement.

Each of the Consenting Lenders and the Administrative Agent (acting at the direction of the Consenting Lenders that constitute Required Lenders) hereby consents to and agrees that, upon the closing of the LVI Lux Dissolution and contingent upon the payment of any proceeds remaining and available to be distributed under applicable law at the closing of the LVI Lux Dissolution to the Lenders pursuant to the terms of the Credit Agreement: (i) all guaranties by LVI Lux Financing in respect of the “Obligations” under the Credit Agreement shall be immediately, automatically and irrevocably released, terminated and discharged, with no further action on the part of the Consenting Lenders, the Administrative Agent, any other party to the Credit Agreement or any other party; (ii) the Credit Agreement and the other Loan Documents with respect to LVI Lux Financing will be immediately, automatically and irrevocably terminated, cancelled and be of no further force and effect with respect thereto, with no further action on the part of the Consenting Lenders, the Administrative Agent, any other party to the Credit Agreement or any other party; (iii) all of the Administrative Agent’s, Consenting Lenders’ and any other Lenders’ security interests in, and other Liens, encumbrances or charges of whatever nature on, all real and personal

[1]	Capitalized terms used but not defined in this Section 2(b) shall have the meanings ascribed to them in the Credit Agreement.

property assets and rights of LVI Lux Financing providing collateral for the liabilities or otherwise under the Loan Documents will be immediately, automatically and irrevocably terminated, discharged and released, with no further action on the part of the Consenting Lenders, the Administrative Agent, any other party to the Credit Agreement or any other party and (iv) all of the other respective obligations of LVI Lux Financing under the Credit Agreement and the Loan Documents will be immediately, automatically and irrevocably terminated, discharged and released, with no further action on the part of the Consenting Lenders, the Administrative Agent, any other party to the Credit Agreement or any other party.

(c)BrandLoyalty Sale Transaction.  In the event any of the BrandLoyalty Transaction Agreements are terminated or the sale of the BrandLoyalty business is not consummated in accordance with the BrandLoyalty Transaction Agreements, the Forbearance shall terminate with respect to the BL Entities (as defined in the BL Consent Agreement) upon notice to the Company Parties from the Administrative Agent.
(d)Rights of Consenting Stakeholders Unaffected. Notwithstanding anything herein to the contrary, nothing contained herein shall:
(i)limit the rights of the Consenting Stakeholders under any applicable proceeding under the CCAA, the Bankruptcy Code or any applicable bankruptcy, receivership, insolvency, foreclosure or similar proceeding, including appearing as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the CCAA Proceeding or the Chapter 11 Cases, in each case, so long as such consultation or appearance is consistent with the Consenting Stakeholders’ obligations hereunder and under any applicable Confidentiality Agreement and is not intended or reasonably likely to hinder, delay or prevent approval, confirmation or the consummation of the Transactions (including the Ontario Court’s approval of the applicable Definitive Documents and the CCAA Transaction, and the Bankruptcy Court’s approval of the applicable Definitive Documents, the Chapter 11 Solicitation and confirmation and consummation of the Combined DS and Plan);
(ii)except as otherwise expressly provided herein, limit any Consenting Stakeholders’ rights under the Credit Agreement, any other loan document, or applicable law to appear and participate as a party in interest in any matter to be adjudicated in any case in the Bankruptcy Court or in the Ontario Court concerning the Company Parties (subject to the terms of any applicable intercreditor agreement), so long as such appearance and the positions advocated in connection therewith are not inconsistent with any terms of this Agreement;
(iii)affect the ability of any Consenting Stakeholder to consult with any other Party hereto, any other holder or prospective holder of Company Claims/Interests, or any party in interest in the Chapter 11 Cases or CCAA Proceeding (including any official committee, ad hoc committee, the office of the United States Trustee and the CCAA Monitor), in each case, so long as such consultation or appearance is consistent with the Consenting Stakeholders’ obligations hereunder and under any applicable Confidentiality Agreement and is not intended or reasonably likely to materially hinder, delay or prevent approval, confirmation or the consummation of the Transactions (including the Ontario Court’s approval of the applicable Definitive Documents and the CCAA Transaction, and the Bankruptcy Court’s approval of the applicable Definitive

Documents, the Chapter 11 Solicitation and confirmation and consummation of the Combined DS and Plan);
(iv)except as otherwise expressly provided herein, constitute a waiver or amendment of any provision of the Credit Agreement or any other loan document, each of which shall remain in full force and effect; or
(v)prevent any Consenting Stakeholder from taking any action that is required by applicable law or require any Consenting Stakeholder to take any action that is prohibited by applicable law or to waive or forego the benefit of any applicable legal privilege.
(e)Transfers Generally. Each Consenting Lender agrees that, for the duration of the Transaction Support Period, such Consenting Lender shall not sell, transfer, loan, issue, pledge, hypothecate, assign, grant or sell a participation or sub-participation in, or otherwise dispose of, directly or indirectly, in whole or in part, any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any of its Company Claims/Interests, or any option thereon or any right or interest therein (including granting any proxies, depositing any Company Claims/Interests into a voting trust or entering into a voting agreement with respect to any Company Claims/Interests) (collectively, “Transfer”), unless:  (i) the prior written consent of the Company Parties is obtained; or (ii) prior to or effective upon such Transfer, the transferee agrees in writing to become a Consenting Lender and to be bound by all of the terms of this Agreement (including with respect to any and all Company Claims/Interests it already may hold prior to such Transfer) by executing a joinder agreement in the form attached hereto as Exhibit I (the “Joinder Agreement”), and delivering an executed copy thereof, within two (2) business days of closing of such Transfer, to Akin Gump Strauss Hauer & Feld LLP, as counsel to the Company Parties, in which event (x) the transferee shall be deemed to be a Consenting Lender hereunder solely to the extent of such transferred rights and obligations (and all Company Claims/Interests it already may hold prior to such Transfer) and (y) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement solely to the extent of such transferred rights and obligations; provided, that each Consenting Lender agrees that any Transfer of any Company Claims/Interests that does not comply with the terms and procedures set forth herein shall be deemed void ab initio, and the Company Parties and each other Consenting Stakeholder shall have the right to enforce the voiding of such transfer.  Notwithstanding anything contained herein to the contrary, during the Transaction Support Period, a Consenting Lender may offer, sell or otherwise Transfer any or all of its Company Claims/Interests to any entity that, as of the date of Transfer, controls, is controlled by, or is under common control with, such Consenting Lender; provided, that such entity shall automatically be (A) subject to the terms of this Agreement and (B) deemed a party hereto and shall execute a Joinder Agreement hereto.
(f)Notwithstanding anything to the contrary herein, the restrictions on Transfer set forth in Section 2(e) shall not apply to the grant of any liens or encumbrances on any Company Claims/Interests in favor of a bank or broker-dealer holding custody of such Company Claims/Interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such Company Claims/Interests.

(g)The Parties understand that the Consenting Lenders may be engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Parties acknowledge and agree that the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of each Consenting Lender that manage and/or supervise such Consenting Lender’s Company Claims/Interests and shall not apply to any other trading desk or business group of such Consenting Lender, so long as it is not acting at the direction or for the benefit of such Consenting Lender or unless it becomes party hereto.
(h)Additional Company Claims/Interests; Transfers to Consenting Lenders. Notwithstanding anything to the contrary contained in Section 2(e), a Consenting Lender may Transfer its Company Claims/Interests to another Consenting Lender.  To the extent any of the Consenting Lenders acquires additional Company Claims/Interests, each such Consenting Lender agrees that any such Company Claims/Interests shall automatically and immediately (regardless of when notice is provided) be deemed subject to this Agreement and such acquiring Consenting Lender shall promptly (and, in no event, later than two (2) business days following such acquisition) inform Akin Gump Strauss Hauer & Feld LLP, as counsel to the Company Parties, of such acquisition and such Consenting Lender’s aggregate ownership of Company Claims/Interests, and that, for the duration of the Transaction Support Period, it shall vote (or cause to be voted), to the extent applicable, any such additional Company Claims/Interests in a manner consistent with Section 2(a) hereof.
(i)Qualified Marketmakers. Notwithstanding Section 2(e), a Qualified Marketmaker that acquires any Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Interests shall not be required to execute and deliver a Joinder Agreement in respect of such Company Claims/Interests if: (i) such Qualified Marketmaker subsequently transfers such Company Claims/Interests (by purchase, sale assignment, participation, or otherwise) within five (5) business days of its acquisition to a transferee that is an entity that is not an affiliate, affiliated fund or affiliated entity with a common investment advisor; (ii) the transferee otherwise is a permitted transferee under Section 2(e); and (iii) the Transfer otherwise is a permitted Transfer under Section 2(e).  To the extent that a Consenting Lender is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation or otherwise) any right, title or interests in Company Claims/Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Interests who is not a Consenting Lender without the requirement that the transferee be a permitted transferee.  For the avoidance of doubt, if a Qualified Marketmaker acquires any Company Claims/Interests from a Consenting Lender and is unable to transfer such Company Claims/Interests within the five (5) business day-period referred to above, the Qualified Marketmaker shall promptly execute and deliver a Joinder Agreement in respect of such Company Claims/Interests.
(j)With respect to the Transfer of any Equity Interests only, such Transfer shall not in the reasonable business judgment of the Company Parties and their legal and tax advisors adversely affect (i) the Company Parties’ ability to maintain the value of and utilize their net operating loss carryforwards or other tax attributes or (ii) the Company Parties’ ability to obtain the regulatory consents or approvals necessary to effectuate the Transactions.

3.Agreements of the Company Parties.
(a)Affirmative Covenants. Subject to Section 22 hereof, the Company Parties, jointly and severally, agree that, for the duration of the Transaction Support Period, unless otherwise consented to in writing by the Requisite Consenting Lenders, the Company Parties shall:
(i)support, and take all reasonable actions necessary to facilitate the implementation and consummation of the Transactions (including (A) the Bankruptcy Court’s approval of the applicable Definitive Documents and confirmation and consummation of the Combined DS and Plan, (B) the Ontario Court’s entry of the CCAA Initial Order, the CCAA ARIO and the SISP Approval Order, (C) the implementation and consummation of the SISP, (D) the Ontario Court’s entry of the CCAA Transaction Order, (E) the implementation of the AIR MILES Sale Transaction (if selected as the successful bid) or other CCAA Transaction and (F) the implementation and consummation of the BrandLoyalty Sale Transactions);
(ii)subject in all respects to the Milestones (as may be extended or waived by the Company Parties and the Requisite Consenting Lenders), to the extent any legal or structural impediment arises that would prevent, hinder or delay the consummation of the Transactions contemplated herein, take all steps reasonably necessary to address any such impediment, including to negotiate in good faith appropriate additional or alternative provisions (consistent with the terms of this Agreement) to address any such impediment;
(iii)satisfy the Milestones (as may be extended or waived by the Requisite Consenting Lenders);
(iv)support the release and exculpation provisions in the Combined DS and Plan, as described in the Transaction Documents and in the CCAA Transaction Order;
(v)use commercially reasonable efforts to obtain any required government, regulatory and/or third party approvals for the Transactions;
(vi)oppose any objections and any appeals by parties in interest relating to the Transactions, including the First Day Pleadings, the Combined DS and Plan, the Confirmation Order and the CCAA Transaction Order.
(vii)negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Transactions as contemplated by this Agreement;
(viii)provide those Consenting Lenders then subject to a Confidentiality Agreement with the Company Parties with reasonable access to information regarding the Company Parties’ operations and financial condition reasonably promptly following any request therefore;
(ix)provide draft copies of all material (A) motions, (B) documents and (C) other pleadings to be filed in the Chapter 11 Cases (excluding any retention applications) or the CCAA Proceeding to the Consenting Revolver/Term A Loan Lenders’ Advisors and the Consenting Term B Loan Lenders’ Advisors as soon as reasonably practicable, but in no event less than two (2) business days prior to the date when the applicable Company Parties file such documents, and, without limiting any approval rights set forth herein, consult in good faith with the Consenting Revolver/Term A Loan Lenders’ Advisors and the Consenting Term B Loan Lenders’ Advisors regarding the form and substance of any such proposed filing; provided, that in the event not less than two (2) business days’ notice is impossible or impracticable under the circumstances, the Company Parties shall provide draft copies of any motions, documents or other pleadings (excluding any retention applications) to the Consenting Revolver/Term A Loan Lenders’ Advisors and the Consenting Term B Loan Lenders’ Advisors as soon as practicable before the date when the applicable Company Parties file any such motion, document or other pleading;
(x)timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order: (A) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in Bankruptcy Code sections 1106(a)(3) and (4) of the Bankruptcy Code); (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code; (C) dismissing the Chapter 11 Cases or (D) modifying or terminating the Company Parties’ exclusive right to file and/or solicit acceptances of a plan of reorganization;
(xi)following the consummation of the CCAA Transaction, cooperate with the Consenting Lenders to expeditiously satisfy in full and/or discharge, as applicable, all of the Charges (as defined in the CCAA ARIO) and thereafter take those steps necessary to promptly ensure that the directors of LoyaltyOne have resigned without liability; provided that in all cases any court order necessary to effect the foregoing shall be in form and substance acceptable to the Consenting Lenders and LoyaltyOne, each acting reasonably, and LoyaltyOne and its advisors shall not be required to incur any unreimbursed fees, out of pocket expenses, or other monetary obligations in connection therewith;
(xii)provide to the Consenting Stakeholders copies of the CCAA DIP Cash Flow Projection Materials as and when provided to the CCAA DIP Lender and the CCAA Monitor; and
(xiii)provide to the Consenting Stakeholders any notices of any default or breach of the CCAA DIP Facility as and when provided by the CCAA DIP Lender.
(b)Negative Covenants. Unless otherwise consented to in writing by the Requisite Consenting Lenders and subject to Section 22 hereof, the Company Parties shall not:
(i)modify the Combined DS and Plan, in whole or in part, in a manner that is inconsistent with any material aspect of this Agreement;
(ii)directly or indirectly propose, file, support, or consent to any Alternative Transaction, or encourage any other person or entity to take any such action, subject to the Company Parties’ rights in Section 22 hereof;
(iii)except in accordance with the Transactions and subject to the terms of the CCAA ARIO, directly or indirectly redeem or make or declare any dividends, distributions, or other payments on account of its Equity Interests, or otherwise make any transfers or payments on account of its Equity Interests, except as otherwise approved in an order of the Bankruptcy Court or Ontario Court, or as otherwise necessary to consummate the Transactions;

(iv)file any other Definitive Document that is inconsistent with the terms of this Agreement;
(v)file or otherwise support any motion or pleading challenging the amount, validity, enforceability, priority, or perfection, or seeking avoidance, subordination, recharacterization or other similar relief with respect to the Revolving Loan Claims, Term A Loan Claims, and Term B Loan Claims, as applicable, or the liens and security interests securing the Revolving Loan Claims, Term A Loan Claims, and Term B Loan Claims, as applicable, and timely object to any motion seeking standing to bring such challenges, in each case, except in accordance with the Transactions contemplated by the CCAA DIP Facility or the Chapter 11 DIP Facility;
(vi)except in accordance with the Transactions, the CCAA KERP or the Chapter 11 KERP, directly or indirectly enter into or amend, grant, establish, adopt, restate, supplement, increase, or otherwise modify or accelerate any indemnification, compensation, incentive, success, retention, bonus, benefit plan or agreement, or any other compensatory or benefit arrangements, policies, programs, plans, or agreements, including, without limitation, offer letters, employment agreements, consulting agreements, severance arrangements, retention arrangements, or change in control arrangements with or for the benefit of any employee or consultant, except as required by applicable law;
(vii)settle, compromise, release, transfer or dispose of, directly or indirectly, (i) any claims or causes of action that the Company Parties have or may have against Bread Financial Holdings, Inc., any of its direct or indirect affiliates, or any of their present or former officers or directors, and all proceeds of such claims and causes of action, including any insurance proceeds, or (ii) any of the Company Parties’ tax attributes, including any amounts payable or that may become payable to the Company Parties, or any of their direct or indirect affiliates, from the Canada Revenue Agency, by refund or otherwise, in each case, without the consent of the Requisite Consenting Lenders;
(viii)fund any proceeds of the Chapter 11 DIP Facility or CCAA DIP Facility into the RSA Trust, except as expressly contemplated by the CCAA DIP Term Sheet or the CCAA DIP Cash Flow Projection Materials;
(ix)seek approval from the Bankruptcy Court or the Ontario Court of the Chapter 11 DIP Facility, CCAA DIP Facility, or any other financing, in each case, prior to the Comeback Hearing;
(x)modify, or permit any modification of, the funding rate of the RSA Trust as compared to the currently operative historical rate (which, for the avoidance of doubt, is the applicable rate as of the date hereof), including in respect of the Required Reserve Amount or any Reserve Deficiency (each as defined in the RSA Trust documentation); or
(xi)take any action or file any motion, pleading or other Definitive Document in the Ontario Court or the Bankruptcy Court (including any modifications or amendments thereof) that is materially inconsistent with this Agreement or the Combined DS and Plan.

4.Termination of Agreement.
(a)Stakeholder Termination Events. The Requisite Consenting Lenders, on behalf of the Consenting Stakeholders, may terminate this Agreement, upon written notice (the “Stakeholder Termination Notice”) delivered in accordance with Section 19 hereof, at any time after the occurrence of any of the following events (each, a “Stakeholder Termination Event”), unless waived in writing by the Requisite Consenting Lenders:
(i)the breach in any material respect by the Company Parties of any of their covenants, obligations, representations or warranties under this Agreement, any Definitive Document or the terms of any material Order issued by the Ontario Court or the Bankruptcy Court, as the case may be, the effect of which would have a material adverse effect on the ability of the Company Parties to consummate the Transactions, and such breach remains uncured for a period of five (5) business days from the receipt of the Stakeholder Termination Notice; provided, that in no event shall a Stakeholder Termination Event arise if the BrandLoyalty Transaction Agreements are terminated or if the BrandLoyalty Sale Transaction is not consummated;
(ii)the failure of the Company Parties to satisfy any of the Milestones (unless the applicable Milestone is extended or waived by the Requisite Consenting Lenders); provided, that the right to terminate this Agreement under this Section 4(a)(ii) shall not be available to the Requisite Consenting Lenders if the failure of such Milestone to be achieved is caused by, or results from, the breach by any Consenting Lender comprising the terminating Requisite Consenting Lenders of its covenants, agreements or other obligations under this Agreement;
(iii)the issuance by any governmental authority, including any regulatory authority, or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of a material portion of the Transactions, unless, in each case, (A) such ruling, judgment or order has been issued at the request of or with the acquiescence of any Consenting Stakeholder or such ruling, judgment or order is subject to a bona fide challenge or appeal, or, in all other circumstances, such ruling, judgment or order has not been stayed, reversed or vacated within ten (10) business days after such issuance or (B) such ruling, judgment or order is solely with respect to, or solely enjoins, the consummation of the BrandLoyalty Sale Transaction;
(iv)any Definitive Document or the Combined DS and Plan is amended, supplemented or otherwise modified without the consent of the Requisite Consenting Lenders;
(v)the Bankruptcy Court enters an order (A) directing the appointment of an examiner with expanded powers or a chapter 11 trustee, unless the motion or request seeking such relief is withdrawn prior to the earlier of (x) ten (10) business days after filing such motion or request with the Bankruptcy Court and (y) entry of an order by the Bankruptcy Court approving the requested relief, (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing the Chapter 11 Cases or (D) denying confirmation or approval of the Combined DS and Plan;
(vi)the AIR MILES Transaction Agreement is terminated without contemporaneous entry into another CCAA Transaction that is acceptable to the Requisite Consenting Lenders;

(vii)the Company Parties withdraw the Combined DS and Plan and such Combined DS or Plan is not refiled in form and substance acceptable to the Requisite Consenting Lenders within five (5) business days thereof;
(viii)an order is entered by a court of competent jurisdiction (including by the Bankruptcy Court granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code) authorizing any person or entity to proceed against any asset of the Company Parties with a fair market value in excess of $2,000,000;
(ix)the Company Parties fail to pay any fees and expenses of the Consenting Revolver/Term A Loan Lenders’ Advisors or the Consenting Term B Loan Lenders’ Advisors as and when required pursuant to the terms of this Agreement, and such fees and expenses remain outstanding for a period of ten (10) business days following the delivery of notice of such failure by the applicable advisor to the Company Parties;
(x)the Company Parties file any motion or pleading in a court of competent jurisdiction (including the Bankruptcy Court) seeking relief that is materially inconsistent with this Agreement;
(xi)the Company Parties file any motion, application, or adversary proceeding challenging the validity, enforceability, perfection, or priority of, or seeking avoidance, recharacterization, or subordination of, any portion of the Company Claims/Interests held by the Consenting Stakeholders, or any liens securing such Company Claims/Interests, in each case, except in accordance with the Transactions contemplated by the CCAA DIP Facility or the Chapter 11 DIP Facility;
(xii)the entry of an order by the Bankruptcy Court terminating the Chapter 11 Debtors’ exclusive right to file a chapter 11 plan or to solicit acceptances thereof pursuant to section 1121 of the Bankruptcy Code; or
(xiii)the Company Parties terminate this Agreement pursuant to Section 4(b)(iii) hereof or otherwise consent to, support or agree to support an Alternative Transaction.
(b)Company Termination Events. The Company Parties may terminate this Agreement as to all Parties, upon written notice (the “Company Termination Notice”) delivered in accordance with Section 19 hereof, upon the occurrence of any of the following events (each, a “Company Termination Event” and, together with the Stakeholder Termination Events, the “Termination Events”) unless waived in writing by the Company Parties:
(i)the breach in any material respect by one or more of the Consenting Stakeholders of any of the covenants, obligations, representations or warranties under this Agreement or the BL Consent Agreement, which breach remains uncured for a period of five (5) business days from the receipt of the Company Termination Notice; provided that so long as the non-breaching Consenting Lenders continue to hold or control at least 66 ⅔ %  of the Loan Claims, such termination shall be effective only with respect to such breaching Consenting Stakeholders;
(ii)the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of a material portion of the Transactions, unless, in each case, such ruling, judgment or order has been issued at the request of or with the acquiescence of the Company Parties or such ruling, judgment or order is subject to a bona fide challenge or appeal, or, in all other circumstances, such ruling, judgment or order has not been stayed, reversed or vacated within ten (10) business days after such issuance;
(iii)consistent with Section 22 hereof, the board of directors, board of managers or similar governing body of a Company Party, after consultation with counsel, reasonably determines in good faith that continued performance under this Agreement would be inconsistent with the exercise of its fiduciary duties under applicable law, in each case, excluding any termination of the BrandLoyalty Transaction Agreements;
(iv)if it is determined that the Combined DS and Plan cannot meet the requirements set forth in Bankruptcy Code sections 1126(c), unless it is established that such requirements can be met within ten (10) business days after such determination;
(v)the Bankruptcy Court enters an order (A) directing the appointment of an examiner with expanded powers or a chapter 11 trustee, unless such order is revoked within ten (10) business days thereafter, (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code or (C) dismissing the Chapter 11 Cases;
(vi)the Requisite Consenting Lenders terminate this Agreement pursuant to Section 4(a) hereof; or
(vii)the AIR MILES Transaction Agreement is terminated without contemporaneous entry into another CCAA Transaction that is acceptable to the Requisite Consenting Lenders.
(c)Milestones.  The following Milestones shall apply to this Agreement unless extended or waived in writing by each of the Company Parties and the Requisite Consenting Lenders:
(i)Milestones for the Chapter 11 Cases:
(A)By no later than March 10, 2023, the Chapter 11 Cases shall have been commenced.
(B)By no later than March 15, 2023, the Bankruptcy Court shall have entered the Conditional Disclosure Statement Order.
(C)By no later than March 24, 2023, the Bankruptcy Court shall have entered the Chapter 11 Interim DIP Order.
(D)By no later than May 1, 2023, the Bankruptcy Court shall have entered the Chapter 11 Final DIP Order.
(E)By no later than April 28, 2023, the Bankruptcy Court shall have entered the Confirmation Order.

(F)By no later than May 5, 2023, the effective date of the Combined DS and Plan shall have occurred.
(ii)Milestones for the CCAA Proceeding:
(A)	By no later than March 10, 2023, the CCAA Proceeding shall have been commenced.
(B)By no later than March 20, 2023, the Ontario Court shall have entered the SISP Approval Order.
(C)By no later than May 30, 2023, the Ontario Court shall have entered the CCAA Transaction Order.
(D)By no later than the Outside Date (as such term is defined in the SISP), the CCAA Transaction shall have been consummated.
(d)Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among the Company Parties and the Requisite Consenting Lenders.
(e)Automatic Termination. This Agreement shall terminate automatically without any further required action or notice upon the Transaction Effective Date.
(f)Effect of Termination. Upon the termination of this Agreement in accordance with this Section 4, and except as provided in Section 13 herein, this Agreement shall forthwith become void and of no further force or effect and each Party shall, except as otherwise expressly provided in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to any of the Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law, the Credit Agreement and any ancillary documents or agreements thereto; provided, that in no event shall any such termination relieve a Party hereto from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.  Notwithstanding anything to the contrary herein, any of the Termination Events may be waived in accordance with the procedures established by Section 8 hereof, in which case the Termination Event so waived shall be deemed not to have occurred, this Agreement shall be deemed to continue in full force and effect, and the rights and obligations of the Parties hereto shall be restored, subject to any modification set forth in such waiver.  Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Stakeholders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date.  No purported termination of this Agreement shall be effective under this Section 4 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement.

5.Good Faith Cooperation; Further Assurances; Acknowledgement.

The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable and appropriate and subject to the terms hereof) in respect of (a) all matters relating to their rights hereunder in respect of the Company Parties or otherwise in connection with their relationship with the Company Parties, (b) all matters concerning, or related to, the implementation of the Transactions and (c) the pursuit and support of the Transactions.  This Agreement is not, and shall not be deemed, a solicitation of votes for the acceptance of a chapter 11 plan.  The acceptance of the Combined DS and Plan by the Consenting Lenders will not be solicited until the Consenting Stakeholders have received the Combined DS and Plan and related ballots.

6.Definitive Documents.

Each Party hereby covenants and agrees to:  (i) negotiate in good faith the Definitive Documents (and, consistent with Section 8, any modifications, restatements, supplements or amendments to any Definitive Document), each of which (inclusive of any such modifications, restatements, supplements or amendments) shall (x) contain terms consistent in all material respects with the terms set forth in this Agreement and (y) except as otherwise expressly provided for herein, be in form and substance acceptable to the Company Parties and the Requisite Consenting Lenders; and (ii) execute (to the extent such Party is a party thereto) and otherwise support the Definitive Documents, as applicable.

7.Representations and Warranties.
(a)Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof (or as of the date a Consenting Stakeholder becomes a party hereto):
(i)such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out or otherwise support the Transactions contemplated under this Agreement and perform its obligations contemplated under this Agreement, and the execution and delivery of this Agreement and the performance of such Party’s obligations under this Agreement have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;
(ii)the execution, delivery and performance by such Party of this Agreement does not and will not violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries;
(iii)the execution, delivery and performance by such Party of this Agreement does not and will not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority, regulatory body or commission, except such filings as may be necessary or required under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, or any rule or regulation promulgated thereunder, “blue sky” laws, Canadian Securities Laws, or in connection with the Combined DS and Plan, the CCAA Transaction and the BrandLoyalty Sale Transaction; and
(iv)subject to the provisions of Bankruptcy Code sections 1125 and 1126, this Agreement is the legally valid and binding obligation of such Party, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court or the Ontario Court.
(b)Each Consenting Lender severally (and not jointly), represents and warrants to the Company Parties that, as of the date hereof (or as of the date such Consenting Lender becomes a Party), such Consenting Lender (i) is the beneficial owner of the principal amount or number of Company Claims/Interests, as applicable, set forth below its name on the signature page hereof (or below its name on the signature page of a Joinder Agreement for any Consenting Lender that becomes a party hereto after the date hereof), and/or (ii) has, with respect to the beneficial owners of such Company Claims/Interests, as applicable, (A) sole investment or voting discretion with respect to such Company Claims/Interests, (B) full power and authority to vote on and consent to matters concerning such Company Claims/Interests, or to exchange, assign and Transfer such Company Claims/Interests or (C) full power and authority to bind or act on behalf of such beneficial owners.
(c)Each Consenting Lender severally (and not jointly), represents and warrants to the Company Parties that such Consenting Lender has made no prior assignment, sale, participation, grant, conveyance or other Transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey or otherwise Transfer, in whole or in part, any portion of its right, title, or interests in any Company Claims/Interests that is inconsistent with the other representations and warranties of such Consenting Lender herein or would render such Consenting Lender otherwise unable to comply with this Agreement and perform its obligations hereunder.
(d)Each Consenting Lender severally (and not jointly), represents and warrants to the Company Parties that its Company Claims/Interests are free and clear of any option, proxy, voting restriction, right of first refusal or other limitation on disposition of any kind, that might adversely affect in any way the performance by such Consenting Lender of its obligations contained in this Agreement at the time such obligations are required to be performed.
(e)Each Consenting Lender severally (and not jointly), represents and warrants to the Company Parties that it is (i) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (ii) not a U.S. person (as defined in Regulation S of the Securities Act) or (iii) an institutional accredited investor (as defined in the Rules of the Securities Act).
8.Amendments and Waivers.

Except as otherwise expressly provided herein, this Agreement, including any exhibits or schedules hereto, may not be modified, amended, waived or supplemented except in a writing signed by (a) the Company Parties and the Requisite Consenting Lenders and (b) solely to the extent such modification, amendment, waiver, or supplement has a material, disproportionate, and adverse effect on the economic rights arising hereunder of any individual Consenting Stakeholders

(for the avoidance of doubt, without giving effect to any Consenting Stakeholder’s specific holdings of Company Claims/Interests, specific tax or economic position or any other matters personal to such Consenting Stakeholder), such materially, disproportionately, and adversely affected Consenting Stakeholder. In determining whether any such modification, amendment, waiver or supplement, or any consent, extension or approval has been given or obtained by the Requisite Consenting Lenders, an affected Consenting Stakeholder and/or all Consenting Lenders, as applicable, any then-existing Consenting Lender that is in material breach of its covenants, obligations or representations under this Agreement (and the portion of the Revolving Loan, Term A Loan or Term B Loan held by such breaching Consenting Lenders) shall be excluded from such determination and the portion of the Revolving Loan, Term A Loan and/or Term B Loan held by such breaching Consenting Lender shall be treated as if they were not outstanding. Any proposed modification, amendment, waiver or supplement that does not comply with this Section 8 shall be ineffective and void ab initio.

9.Effectiveness.

This Agreement shall become effective and binding on the Parties upon the first date and time on which the following conditions have been satisfied or waived in accordance with this Agreement (the “Agreement Effective Date”):

(a)counterpart signature pages to this Agreement have been executed and delivered by (i) the Company Parties, (ii) holders of at least 66 ⅔ % of the aggregate Loan Claims, and (iii) the Administrative Agent;
(b)the Company shall have paid all reasonable and documented fees, costs and expenses of the Consenting Revolver/Term A Loan Lenders’ Advisors and the Consenting Term B Loan Lenders’ Advisors for which a corresponding invoice has been delivered; and
(c)the Company Parties shall have given notice to the Consenting Revolver/Term A Loan Lenders’ Advisors and the Consenting Term B Loan Lenders’ Advisors that the foregoing conditions in this Section 9 have been satisfied.

Upon the Agreement Effective Date, the Transaction Documents shall be deemed effective solely for the purposes of this Agreement and thereafter the terms and conditions therein may only be amended, modified, waived or otherwise supplemented as set forth in Section 8 hereof.  With respect to any Consenting Stakeholder that becomes a party to this Agreement by executing and delivering a Joinder Agreement after the Agreement Effective Date, this Agreement shall become effective at the time such Joinder Agreement is delivered to the Company Parties. Notwithstanding the foregoing, the obligations or LoyaltyOne in this Agreement shall only become effective upon approval of this Agreement by the Ontario Court.

10.Conflicts Between Definitive Documents.

In the event of any conflict among the Definitive Documents and this Agreement, the Definitive Documents shall control. The BL Consent Agreement is not, in any way, superseded, amended, or modified by this Agreement, and no party to the BL Consent Agreement is required to become a party to this Agreement nor is any party to this Agreement required to become a party to the BL Consent Agreement. In the event of any conflict among the terms and provisions of the

Combined DS and Plan, this Agreement or the Definitive Documents, the terms and provisions of the Combined DS and Plan shall control.  In the event of any conflict among the terms and provisions of the Confirmation Order, the Combined DS and Plan, this Agreement or the Definitive Documents, the terms of the Confirmation Order shall control.  Notwithstanding the foregoing, nothing contained in this Section 10 shall affect, in any way, the requirements set forth herein for the amendment of this Agreement or any Definitive Document.

11.GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.  Notwithstanding the foregoing consent to jurisdiction in either a state or federal court of competent jurisdiction in the State and County of New York, upon the commencement of the Chapter 11 Cases, each of the Parties hereby agrees that, if the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of or in connection with this Agreement.  Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto.  Notwithstanding the foregoing, during the pendency of the CCAA Proceeding, the Ontario Court shall have jurisdiction over actions arising out of or in connection therewith.

12.Specific Performance/Remedies.
(a)Specific Performance. It is understood and agreed by the Parties that, without limiting any other remedies at law or in equity, money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (including attorney’s fees and costs) as a remedy of any such breach, in addition to any other remedy to which such non-breaching Party may be entitled, at law or in equity, without the necessity of proving the inadequacy of money damages as a remedy, including, an order of the Bankruptcy Court and/or the Ontario Court requiring any Party to comply promptly with any of its obligations hereunder.  Each Party agrees to waive any requirement for the securing or posting of a bond or to provide proof of actual damages in connection with such remedy.
(b)Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

13.Survival.

Notwithstanding the termination of this Agreement pursuant to Section 4 hereof, the agreements and obligations of the Parties in this Section 13 and Sections 4(f), 8, 9, 11, 12, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24 and 25 hereof (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect in accordance with the terms hereof.

14.Interpretation.

For purposes of this Agreement:

(a)In the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender;
(b)Capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;
(c)Unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;
(d)Unless otherwise specified, any reference herein to an existing document, schedule or exhibit shall mean such document, schedule or exhibit, as it may have been or may be amended, restated, supplemented or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;
(e)Unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;
(f)The words “herein,” “hereof” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;
(g)The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement;
(h)References to “shareholders,” “directors” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company or similar laws; and
(i)The use of “include” or “including” is without limitation, whether stated or not.

15.Successors and Assigns; Severability; Several Obligations.

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives; provided, that nothing contained in this Section 15 shall be deemed to permit sales, assignments or other Transfers of Company Claims/Interests other than in accordance with Section 2(h) of this Agreement.  If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect.

16.No Third-Party Beneficiaries.

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary hereof.

17.Prior Negotiations; Entire Agreement.

This Agreement, including the exhibits and schedules hereto, constitutes the entire agreement of the Parties, and supersedes all other prior negotiations and agreements, oral or written, with respect to the subject matter hereof, except that the Parties acknowledge the BL Consent Agreement and that any Confidentiality Agreements heretofore executed between any of the Company Parties and any Consenting Stakeholders shall continue in full force and effect.

18.Counterparts.

This Agreement may be executed in several counterparts and by way of electronic signature and delivery, each such counterpart shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement.  Execution copies of this Agreement may be delivered by facsimile or otherwise, which shall be deemed to be an original for the purposes of this Section 18.

19.Notices.

All notices hereunder shall be deemed given if in writing and delivered, if sent by electronic mail, facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

If to the Company Parties:

Loyalty Ventures Inc.

8235 Douglas Avenue, Suite 1200

Dallas, Texas 75225

Attention: General Counsel

Email: generalcounsel@loyalty.com

with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036-6745
Facsimile: (212) 872-1002
Attention: Philip C. Dublin; Meredith A. Lahaie; Iain Wood; Alan L. Laves
Email: pdublin@akingump.com; mlahaie@akingump.com; iwood@akingump.com; alaves@akingump.com

and

Cassels, Brock & Blackwell LLP

Scotia Plaza, Suite 2100

40 King Street West

Toronto, ON M5H 3C2

Attention: Ryan C. Jacobs; Jane O. Dietrich; Natalie E. Levine

Email: rjacobs@cassels.com; jdietrich@cassels.com; nlevine@cassels.com

If to the Consenting Term B Loan Lenders:

To each Consenting Term B Loan Lender at the addresses or facsimile numbers set forth below the Consenting Term B Loan Lender’s signature to this Agreement or as set forth in their Joinder Agreement, as applicable with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: Scott J. Greenberg; Steven A. Domanowski; AnnElyse S. Gains

Email: sgreenberg@gibsondunn.com; sdomanowski@gibsondunn.com; agains@gibsondunn.com

and

Bennett Jones LLP

100 King Street West, Suite 3400

Toronto, ON M5X 1A4

Attention: Kevin J. Zych; Jesse Mighton

Email: zychk@bennettjones.com; mightonj@bennettjones.com

If to the Consenting Revolver Lenders or the Consenting Term A Loan Lenders:

To each Consenting Revolver Lender or Consenting Term A Loan Lender, as applicable, at the addresses or facsimile numbers set forth below the signature of the Consenting Revolver Lender or the Consenting Term A Loan Lender, as applicable, to this Agreement or Joinder Agreement, as applicable with a copy to (which shall not constitute notice):

Haynes and Boone, LLP

2323 Victory Avenue

Suite 700

Dallas, TX 75219

Attention: Eli Columbus; James Markus; Frasher Murphy; Matt Ferris

Email: eli.columbus@haynesboone.com; james.markus@haynesboone.com; frasher.murphy@haynesboone.com; matt.ferris@haynesboone.com

Any notice given by delivery, mail or courier shall be effective when received.  Any notice given by electronic mail or facsimile shall be effective upon oral, machine or electronic mail (as applicable) confirmation of transmission.

20.Reservation of Rights; No Admission.

Except as expressly provided in this Agreement and in any amendment among the Parties, nothing herein is intended to, or does, in any manner, waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies and interests, including, without limitation, its claims against any of the other Parties (or their respective affiliates or subsidiaries) or its full participation the CCAA Proceeding, the Chapter 11 Cases or any similar proceeding filed by any of the Company Parties.  Except as expressly provided in this Agreement and in any amendment among the Parties, if the transactions contemplated by the Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights.  This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties.  Pursuant to Rule 408 of the Federal Rule of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.  This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever.  Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

21.Prevailing Party.

If any Party brings an action or proceeding against any other Party based upon a breach by such Party of its obligations hereunder, the prevailing Party shall be entitled to the reimbursement of all reasonable fees and expenses incurred, including reasonable attorneys’, accountants’, investments bankers’ and financial advisors’ fees in connection with such action or proceeding, from the non-prevailing Party.

22.Fiduciary Duties.

Notwithstanding anything to the contrary in this Agreement, (i) nothing in this Agreement shall require a Company Party or the board of directors, board of managers or similar governing body of a Company Party (including any directors, officers, managers or employees of an equity holder in their capacity as a member of any such body), after consulting with counsel, to take any action or to refrain from taking any action with respect to this Agreement or the Transactions, to the extent taking or failing to take such action would be inconsistent with applicable law or its fiduciary obligations under applicable law, and (ii) any action or inaction pursuant to this Section 22 shall not be deemed to constitute a breach of this Agreement, and such persons or entities may take such action or refrain from taking such action without incurring any liability to any Party under this Agreement.

Notwithstanding anything to the contrary in this Agreement, but subject to the terms of this Section 22, and except as may be permitted or required by the terms of the SISP Approval Order (if applicable), each Company Party and its respective directors, partners, officers, employees, investment bankers, attorneys, accountants, consultants and other advisors, agents or representatives shall have the right to: (a) consider, respond to and facilitate Alternative Transaction Proposals; (b) provide access to non-public information concerning any Company Party to any person or entity or enter into Confidentiality Agreements or nondisclosure agreements with any person or entity; (c) maintain or continue discussions or negotiations with respect to Alternative Transaction Proposals; (d) otherwise cooperate with, assist, participate in or facilitate any inquiries, proposals, discussions or negotiation of Alternative Transaction Proposals; and (e) enter into or continue discussions or negotiations with holders of Company Claims/Interests (including any Consenting Stakeholder) or any other person or entity regarding the Transactions or any Alternative Transaction Proposals; provided, in each case, the Company Parties shall, to the extent permitted following the Company Parties exercising commercially reasonable efforts to obtain such permission, (i) provide notice and a copy of any bona fide Alternative Transaction Proposal or any written response thereto, each on a strictly confidential basis, to the Consenting Revolver/Term A Loan Lenders’ Advisors and the Consenting Term B Loan Lenders’ Advisors within one (1) business day following receipt.

Notwithstanding anything to the contrary herein, nothing in this Agreement shall create any additional fiduciary obligations on the part of any Company Party or any members, partners, managers, managing members, equity holders, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents or other representatives of the same or their respective affiliated entities, in such person’s capacity as a member, partner, manager, managing member, equity holder, officer, director, employee, advisor, principal, attorney, professional, accountant, investment banker, consultant, agent or other representative of such Company Party or its affiliated entities, that such persons or entities did not have prior to the execution of this Agreement.

23.Representation by Counsel.

Each Party acknowledges that it has been represented by counsel, or has had the opportunity to be represented by counsel, in connection with the negotiation of this Agreement and the Transactions contemplated herein.  Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

24.Independent Analysis.

Each of the Consenting Stakeholders hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it deemed appropriate.

25.Miscellaneous.
(a)Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties and obligations of the Parties under this Agreement are, in all respects, several and not joint.
(b)Capacities of Consenting Lenders. Each Consenting Lender has entered into this Agreement on account of all Company Claims/Interests that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Interests.
(c)Enforceability of Agreement. Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines such relief is required.
(d)Public Announcements. Other than as may be required by applicable law and regulation or by any governmental or regulatory authority, no Party shall disclose to any person (including for the avoidance of doubt, any other Consenting Lender), other than legal, accounting, financial and other advisors to the Company Parties (who are under obligations of confidentiality to the Company Parties with respect to such disclosure, and whose compliance with such obligations the Company Parties shall be responsible for), the principal amount or percentage of the Company Claims/Interests held by any Consenting Lender or any of its respective subsidiaries (including, for the avoidance of doubt, any Company Claims/Interests acquired pursuant to any Transfer); provided, that the Company Parties shall be permitted to disclose at any time the aggregate principal amount of, and aggregate percentage of, any class of Company Claims/Interests held by the Consenting Lenders collectively. Notwithstanding the foregoing, the Consenting Lenders hereby consent to the disclosure of the execution, terms and contents of this Agreement by the Company Parties in the Definitive Documents or as otherwise required by law or regulation; provided, that (a) if any of the Company Parties determines that they are required to attach a copy of this Agreement or any Joinder Agreement to any Definitive Documents or any other filing or similar document relating to the transactions contemplated hereby, they will redact any reference to or concerning a specific Consenting Lender’s holdings of Company Claims/Interests (including before filing any pleading with the Bankruptcy Court) and (b) if disclosure of additional identifying information of any Consenting Lender is required by applicable law, advance notice of the intent to disclose, if permitted by applicable law, shall be given by the disclosing Party to each Consenting Lender (who shall have the right to seek a protective order prior to disclosure). The Company Parties further agree that such information shall be redacted from “closing sets” or other representations of the fully executed Agreement or any Joinder Agreement. Notwithstanding the foregoing, the Company Parties will submit to the Consenting Revolver/Term A Loan Lenders’ Advisors and the Consenting Term B Loan Lenders’ Advisors all press releases, public filings, public announcements or other communications with any news media, in each case, to be made by the Company Parties relating to this Agreement or the Transactions contemplated hereby and any amendments thereof at least two (2) business days (it being understood that such period may be shortened to the extent there are exigent circumstances that require such public communication to be made to comply with applicable law) in advance of release. Nothing contained herein shall be deemed to waive, amend or modify the terms of any Confidentiality Agreement.
(e)Email Consents. Where a written consent, acceptance, approval or waiver is required pursuant to or contemplated by this Agreement, including written approval by the Company Parties or the Requisite Consenting Lenders, such written consent, acceptance, approval or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representation or warranties of any kind of behalf of such counsel.
26.Fees and Expenses.

Subject to the terms of the Chapter 11 DIP Orders, the CCAA Initial Order, the CCAA ARIO and any other applicable orders of the Bankruptcy Court and the Ontario Court (including applicable notice and review procedures and periods required pursuant to the foregoing), the Company Parties shall timely pay in full and in cash as and when invoiced all reasonable and documented fees, costs and expenses related to the Transactions, the CCAA Proceedings, and the Chapter 11 Case (including, for the avoidance of doubt, all reasonable and documented fees and expenses incurred prior to the date hereof or following the Transaction Effective Date) of the Consenting Revolver/Term A Loan Lenders’ Advisors and the Consenting Term B Loan Lenders’ Advisors; provided, that no Company Party  shall be obligated to pay any such fees, costs and expenses under this Section 26 to the extent such fees, costs and expenses are incurred after date on which this Agreement is terminated. Subject to applicable law and applicable orders of the Bankruptcy Court, the occurrence of each of the consummation of the CCAA Transaction and the Plan Effective Date shall be conditioned upon and subject to the payment by the Chapter 11 Debtors of all reasonable and documented fees, costs and expenses of Akin Gump Strauss Hauer & Feld LLP, Jackson Walker LLP, Friedman Kaplan Seiler Adelman & Robbins LLP,  Alvarez & Marsal North America, LLC, the Consenting Revolver/Term A Loan Lenders’ Advisors and the Consenting Term B Loan Lenders’ Advisors, in each case, that are then due and owing after receipt of applicable invoices. Notwithstanding anything to the contrary contained herein, the Parties agree that in the event that an applicable Company Party (including any Chapter 11 Debtor) does not have sufficient readily available funds to pay the amounts contemplated to be paid by this Section 26, then such amounts will be paid prior to the distribution of any proceeds to the Lenders, whether pursuant to the Combined DS and Plan, proceeds from the CCAA Transaction, any applicable order with respect thereto, or otherwise.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

COMPANY PARTIES:

LOYALTY VENTURES INC.

By:/s/ J. Jeffrey Chesnut

Name:J. Jeffrey Chesnut

Title: Executive Vice President, Chief

Financial Officer

LOYALTYONE, CO.

By:/s/ Shawn D. Stewart

Name:Shawn D. Stewart

Title:President

LVI LUX HOLDINGS S.À R.L.

By:/s/ Cynthia L. Hageman

Name:Cynthia L. Hageman

Title:Class A Manager

By:/s/ Stéphane Hepineuze

Name:Stéphane Hepineuze

Title:Class B Manager

[Transaction Support Agreement Signature Page]

LVI LUX FINANCING S.À R.L.

By:/s/ Cynthia L. Hageman

Name:Cynthia L. Hageman

Title:Class A Manager

By:/s/ Stéphane Hepineuze

Name:Stéphane Hepineuze

Title:Class B Manager

RHOMBUS INVESTMENTS L.P.

By: LVI Lux Holdings S.à r.l., its general partner

By:/s/ Cynthia L. Hageman

Name:Cynthia L. Hageman

Title:Class A Manager

By:/s/ Stéphane Hepineuze

Name:Stéphane Hepineuze

Title:Class B Manager

LVI SKY OAK LLC

By: LVI Lux Holdings S.à r.l., its sole member

By:/s/ Cynthia L. Hageman

Name:Cynthia L. Hageman

Title:Class A Manager

[Transaction Support Agreement Signature Page]

By:/s/ Stéphane Hepineuze Name:Stéphane Hepineuze Title:Class B Manager

[Transaction Support Agreement Signature Page]

EXHIBIT A

AIR MILES TRANSACTION AGREEMENT

EXHIBIT B

CCAA DIP TERM SHEET

EXECUTION COPY

DIP TERM SHEET

Dated as of March 10, 2023

WHEREAS the Borrower (as defined below) has requested and the DIP Lender (as defined below) has agreed to provide funding in order to fund certain obligations of the Borrower in the context of its proceeding under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”, and such proceeding, the “Proceeding”) before the Ontario Superior Court of Justice (Commercial List) (the “Court”) in accordance with the terms set out herein;

NOW THEREFORE the parties, in consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are hereby acknowledged), agree as follows:

1.DIP BORROWER:	LoyaltyOne, Co. (the “Borrower”).
2.DIP LENDER:	Bank of Montreal (the “DIP Lender”).
3.PURPOSE:	As set out in Section 16(c) below.
4.DIP FACILITY AND MAXIMUM AMOUNT

A non-revolving, secured credit facility (the “DIP Facility”) in the amount of US$70,000,000 (the “Maximum Amount”).  For certainty, any interest or fees that are capitalized and added to the principal amount owing hereunder as contemplated by the terms hereof shall not constitute part of the Maximum Amount, and the Borrower is and shall be permitted to borrow up to the Maximum Amount without taking into account any such capitalized amounts, subject to the terms and conditions hereof.

Advances under the DIP Facility (a “DIP Advance”) made in accordance herewith shall be deposited to the Borrower’s current account with Bank of Montreal (set out in Section 9 of this DIP Term Sheet) or such other account(s) with a financial institution approved in advance by the DIP Lender (the “Borrower’s Account”) and withdrawn by the Borrower in accordance with the terms hereof.

5.REPAYMENT:

The aggregate principal amount owing under the DIP Facility, all accrued and unpaid interest, and all fees and expenses incurred by the DIP Lender as provided herein in connection with the DIP Facility (collectively, the “DIP Obligations”) shall be repaid in full on the earliest to occur of: (i) the occurrence of any Event of Default hereunder that is continuing, has not been cured or waived in writing by the DIP Lender, in its sole discretion, and where the DIP Lender has notified the Borrower in writing that the DIP Obligations have been accelerated; (ii) the closing of one or more sale transactions for all or substantially all of the assets of the Borrower approved by an order of the Court, including in connection with the SISP (as defined below); (iii) the BMO Purchase Agreement is the successful bid in the SISP but is unable to be completed and closed due to the failure of any condition precedent to be satisfied by the closing date of the transaction contemplated by the BMO Purchase Agreement (the “Closing Date”) which condition precedent has not been waived by the Borrower and/or the DIP Lender, as applicable, and (iv) June 30, 2023 (the “Maturity Date”). The Maturity Date may be extended at the request of the Borrower, following consultation with the Monitor, and with the prior written consent of the DIP Lender, in its sole discretion, for such period and on such terms and conditions as the Borrower and the DIP Lender may agree.

The commitment in respect of the DIP Facility shall expire on the Maturity Date and all DIP Obligations shall be repaid in full on the Maturity Date, without the DIP Lender being required to make demand upon the Borrower or to give notice that the DIP Facility has expired and/or that the DIP Obligations are due and payable.

All payments received by the DIP Lender shall be applied first to any fees and expenses due hereunder, then to accrued and unpaid interest and then, after all such fees, expenses and interest are brought current, to principal.

6.CASH FLOW PROJECTIONS:

The Borrower, in consultation with KSV Restructuring Inc., in its capacity as court-appointed monitor (the “Monitor”) in the Proceeding, has provided to the DIP Lender the cash flow projections attached at Schedule “A” hereto, which are in form and substance satisfactory to the DIP Lender and which have been filed with the Court, reflecting the projected cash requirements of the Borrower for the 13-week period from March 10, 2023, through the period ending June 9, 2023, calculated on a weekly basis (the “Cash Flow Projection”).

The Borrower shall keep the DIP Lender apprised of its cash flow requirements by providing: (i) an updated cash flow projection for the same period as the Cash Flow Projection by no later than 5:00 p.m. (Toronto time) on the Thursday of each second week ending after the week in which the initial DIP Advance occurs, such updated cash flow projection to be in a form consistent with the Cash Flow Projection (a “Proposed Amended Cash Flow Projection”); provided that the Borrower, at its option, may provide a Proposed Amended Cash Flow Projection on a more frequent basis, but in any event, not more than twice in any calendar week and (ii) on a weekly basis, (x) actual cash flow results from the immediately preceding one week period and (y) a comparison of the actual cash flow results from the immediately preceding one week period as against the DIP Agreement Cash Flow Projection (as defined below) for such week, such information described in this clause (ii) to be delivered to the DIP Lender weekly by no later than 5:00 p.m. (Toronto time) on the Thursday of each week.

The DIP Lender in its sole discretion may object to any Proposed Amended Cash Flow Projection that varies from the DIP Agreement Cash Flow Projection by providing notice to the Borrower and Monitor within two (2) business days of receipt of such Proposed Amended Cash Flow Projection.  In the event that a Proposed Amended Cash Flow Projection is objected to by the DIP Lender, the Borrower may submit to the DIP Lender a further revised Proposed Amended Cash Flow Projection within two (2) business days of receipt of such a notice of objection, or such other time as the DIP Lender may agree to in writing.  On the date that is two (2) business days after receipt by the DIP Lender, unless and until a Proposed Amended Cash Flow Projection has been objected to by the DIP Lender in accordance herewith, the Proposed Amended DIP Agreement Cash Flow Projection

shall be deemed to be the DIP Agreement Cash Flow Projection for all purposes hereunder.

At any given time, the cash flow projection in force and effect (whether the Cash Flow Projection or any subsequent Proposed Amended Cash Flow Projection which has become effective and to which the DIP Lender has not objected in accordance herewith) shall be the “DIP Agreement Cash Flow Projection”.

For greater certainty, the DIP Lender shall not be required to initiate any DIP Advances pursuant to a Proposed Amended Cash Flow Projection, nor is the Borrower entitled to utilize any DIP Advance to make payments set out in a Proposed Amended Cash Flow Projection, unless and until it has become effective in accordance with this Section 6.

7.Availability Under DIP Facility:

DIP Advances shall be in the minimum principal amount of $100,000 and in increments of $100,000 and are to be funded within two (2) business days following delivery of the drawdown certificate for the related DIP Advance in accordance with paragraph 8(e) below, unless within one (1) business day of delivery of such drawdown certificate the DIP Lender delivers to the Borrower and the Monitor a notice of non-consent to such DIP Advance as a result of one or more of the conditions precedent not being met or the occurrence of an Event of Default that is continuing and such notice shall include reasonable details outlining any such unsatisfied condition precedent or Event of Default. The DIP Lender may also consent to the making of a DIP Advance prior to the second (2nd) business day following delivery of the drawdown certificate by providing its written consent to same to the Monitor and the Borrower.

The proceeds of each DIP Advance shall be applied by the Borrower solely in accordance with the DIP Agreement Cash Flow Projections subject to the Permitted Variance, or as may otherwise be agreed to in writing by the DIP Lender, in its sole discretion, from time to time.

Notwithstanding anything to the contrary herein, the Borrower shall be prohibited from using the proceeds of any DIP Advance to pay: (i) any expenses that are not of a type of expense that falls within an expense line-item contained in the DIP Agreement Cash Flow Projection, subject to the Permitted Variance (and for certainty including the exceptions contained therein), (ii) professional fees of the Borrower or the Existing Lenders (as defined below) to contest, challenge or in any way oppose (or support any other person in contesting, challenging or opposing) the DIP Lender on the ARIO, SISP, SISP Order, or the Sale Approval and Vesting Order, (iii) the Restructuring Fee (as such term is defined in the engagement letter dated as of July 11, 2022 among PJT Partners LP and Akin Gump Strauss Hauer & Feld LLP) (the “Restructuring Fee”) and (iv) the USD~$3,000,000 success fee (or similar) owing to the financial advisor of the Existing Lenders (the “Success Fee”).

For the purposes of this DIP Agreement, “Permitted Variance” shall mean an adverse variance of not more than 15% of the aggregate disbursements in the DIP Agreement Cash Flow Projection on a cumulative basis starting on the start date of the initial Cash Flow Projection referred to in the first paragraph of Section 7 above; provided, however, that the Permitted Variance calculation shall not take into account (i) the Expenses, (ii) the fees and expenses (and for certainty fees and expenses incurred in connection with the Borrower’s Proceeding) of (x) the legal and financial advisors of the Borrower, (y) the Monitor and its counsel, and (z) the legal and financial advisors of the Existing Lenders (as defined below) (for certainty, proceeds of the DIP Facility may only be used to pay such fees and expenses incurred by the Existing Lenders if the consenting lenders execute and deliver support agreement(s) that binds all of the Existing Lenders, in form and substance satisfactory to the DIP Lender, supporting the SISP, the Court Orders and the BMO Transaction), or (iii) any amounts required to be paid by the Borrower into the reserve account (the “Reserve Account”) pursuant to the Amended and Restated Redemption Reserve Agreement dated as of December 31, 2001 between Loyalty Management Group Canada Inc. and Royal Trust Corporation of Canada (the “Reserve Agreement”).

8.CONDITIONS PRECEDENT TO DIP FACILITY ADVANCES

The following conditions precedent shall be satisfied, or waived in writing by the DIP Lender, in its sole discretion, prior to the initial DIP Advance hereunder:

(a)
The initial DIP Advance shall be in an amount not greater than the amount set out in the DIP Agreement Cash Flow Projection (which for certainty shall not be greater than the Maximum Amount) and shall be subject to the terms and conditions hereof;
(b)
The Court shall have issued an amended initial order in substantially the form attached as Schedule “B” hereto (the “ARIO”) on or before March 20, 2023, the effect of which, among other things, is to authorize and approve the DIP Facility on the terms and conditions hereof including without limitation the DIP Charge securing the principal amount of US$70,000,000 and the other DIP Obligations not constituting the principal amount thereof with the priority contemplated herein, and such ARIO shall have been obtained on notice to all parties entitled thereto pursuant to the CCAA or otherwise identified for such service by the DIP Lender;
(c)
Commensurate with the ARIO, the Court shall have issued an order (the “SISP Order”) approving a sales and investment solicitation process (the “SISP”) relating to the sale of all or substantially all of the assets of the Borrower, which: (i) SISP Order shall be substantially in the form set out in Schedule “C” hereto; and (ii) SISP shall be substantially in the form set out in Schedule “D” hereto;
(d)
None of the ARIO, the Intercompany Loan Order (as defined below) nor any other order in the Proceeding or the Chapter 11 Cases (as defined below) pertaining to the DIP Facility has been vacated,

stayed or otherwise caused to become ineffective or is amended in a manner prejudicial to the DIP Lender;
(e)
Delivery to the DIP Lender, with a copy to the Monitor of a drawdown certificate, in substantially the form set out in Schedule “E” hereto, executed by an officer on behalf of the Borrower, certifying, inter alia, that the proceeds of the DIP Advance requested thereby will be applied solely in accordance with the DIP Agreement Cash Flow Projection and Section 3 of the DIP Term Sheet, and that the Borrower is in compliance with the Court Orders (as defined below) and that no Default or Event of Default has occurred or is continuing;
(f)
There is no Default or Event of Default that has occurred and is continuing, nor will any such event occur as a result of the DIP Advance;
(g)
No material adverse change in the financial condition or operation of the Borrower or otherwise affecting the Borrower shall have occurred after the date of the issue of the ARIO; provided that the foregoing shall exclude changes to the Borrower’s business or its performance (including without limitation collector redemption cadence) solely as a result of commencement, announcement or continuance of the Proceeding, the Chapter 11 Cases, announcement of the BMO Transaction (as defined below), announcement of the BL Transactions (as defined below), performance by the Borrower of its obligations under that certain purchase agreement (as may be amended from time to time, the “BMO Purchase Agreement”) between the Borrower and a newly formed wholly owned direct or indirect subsidiary of BMO (the “Purchaser”) setting out the terms of a transaction to purchase certain property and assets of, and assume certain liabilities of the Borrower (the “BMO Transaction”), performance by certain affiliates of the Borrower of their obligations under that certain purchase agreement (as may be amended from time to time, the “BL Purchase Agreement”) between LVI Lux Financing S.A.R.L. (“LVI Lux”) and Opportunity Partners B.V., setting out the terms of a transaction to purchase certain property and assets of, and assume certain liabilities of, LVI Lux and its subsidiaries (the “BL Transaction”), conducting the SISP (as defined below), or the Chapter 11 Cases;
(h)
Each of the representations and warranties made in this DIP Term Sheet shall be true and correct in all material respects as of the date made or deemed made (unless any representation and warranty is qualified by materiality, in which case it shall be true and correct in all respects as of the date made or deemed made);
(i)
There are no pending motions for leave to appeal, appeals, injunctions relating to the DIP Facility, or pending litigation seeking to restrain, vary or prohibit the operation of all or any part of this DIP Term Sheet;
(j)
The DIP Lender has received, as and when required hereunder, all information to which it is entitled hereunder (including, without limitation, the information and cash flow projections required pursuant to Section 6 herein);
(k)
There shall be no liens ranking in priority to the DIP Charge except for:  (i)  Specified Permitted Encumbrances (as defined on Schedule “F”); and (ii) the Priority Charges (as defined below);
(l)
The Borrower shall have paid all statutory liens, trust and other government claims arising after the commencement of the Proceeding (but for greater certainty, not including any such claims in existence at the time of the commencement of the Proceeding) including, without limitation, source deductions, except, in each case, for any such amounts that are not yet due and payable or which are in dispute, in which case appropriate reserves have been made.

The following conditions precedent shall be satisfied, or waived in writing by the DIP Lender, in its sole discretion, prior to each subsequent DIP Advance hereunder:

(a)
Each DIP Advance (together with all previous DIP Advances) must be no greater in the aggregate than the Maximum Amount and shall be subject to the terms and conditions hereof;
(b)
Neither the ARIO, the SISP Order, the Intercompany Loan Order nor any other order in the Proceeding or the Chapter 11 Cases pertaining to the DIP Facility has been vacated, stayed or otherwise caused to become ineffective or is amended in a manner prejudicial to the DIP Lender;
(c)
Delivery to the DIP Lender with a copy to the Monitor of a drawdown certificate, in substantially the form set out in Schedule “E” hereto, executed by an officer on behalf of the Borrower, certifying, inter alia, that the proceeds of the DIP Advance requested thereby will be applied solely in accordance with the DIP Agreement Cash Flow Projection and Section 3 of the DIP Term Sheet, and that the Borrower is in compliance with the Court Orders and that no Default or Event of Default has occurred or is continuing;
(d)
There is no Default or Event of Default that has occurred and is continuing, nor will any such event occur as a result of the DIP Advance;
(e)
No material adverse change in the financial condition or operation of the Borrower or otherwise affecting the Borrower shall have occurred after the date of the issue of the ARIO; provided that the forgoing shall exclude changes to the Borrower’s business or its performance (including without limitation collector redemption cadence) solely as a result of commencement, announcement or continuance of the Proceeding, the Chapter 11 Cases, announcement of the BMO Transaction or BL Transaction, performance by the Borrower of its obligations under the BMO Purchase Agreement or BL Purchase Agreement, conducting the SISP or the Chapter 11 Cases;
(f)
Each of the representations and warranties made in this DIP Term Sheet shall be true and correct in all material respects as of the date made or deemed made (unless any representation and warranty is qualified by materiality, in which case it shall be true and correct in all respects as of the date made or deemed made);
(g)
There are no pending motions for leave to appeal, appeals, injunctions relating to the DIP Facility, or pending litigation seeking to restrain, vary or prohibit the operation of all or any part of this DIP Term Sheet;
(h)
The DIP Lender has received, as and when required hereunder, all information to which it is entitled hereunder (including, without limitation, the information and cash flow projections required pursuant to Section 6 herein);
(i)
There shall be no liens ranking in priority to the DIP Charge except for: (i) Specified Permitted Encumbrances; and (ii) Priority Charges;
(j)
The Borrower shall have paid all statutory liens, trust and other government claims arising after the commencement of the Proceeding (but for greater certainty, not including any such claims in existence at the time of the commencement of the Proceeding) including, without limitation, source deductions, except, in each case, for any such amounts that are not yet due and payable or which are in dispute, in which case appropriate reserves have been made; and
(k)
The Borrower shall at all times have diligently and in good faith implemented and conducted the SISP in accordance with the SISP Order.

Notwithstanding the foregoing or any other provisions of this DIP Term Sheet, to the extent that an emergency cash need arises in the Borrower’s business that is not contemplated in the DIP Agreement Cash Flow Projection, the Borrower may request a DIP Advance from the DIP Lender by providing written particulars relating to such emergency cash need to the DIP Lender and the Monitor, which DIP Advance shall only be permitted with the prior written consent of the DIP Lender delivered to the Borrower and the Monitor, in its sole and absolute discretion, and provided further that in no case shall the Maximum Amount be exceeded.
9.DISBURSEMENTS

All proceeds of DIP Advances shall be deposited by the DIP Lender by way of direct deposit into the Borrower’s US$ account with the DIP Lender bearing account number 4623105 (branch address being 100 King Street West, Toronto, Ontario) (subject to any change approved by the DIP Lender).

10.INTERCOMPANY LOANS

Subject to the terms of this DIP Term Sheet (including, without limitation, the DIP Agreement Cash Flow Projection) and the ARIO, as applicable, the Borrower shall be permitted to use proceeds of DIP Advances to make first lien priming loans with superpriority administrative expense status (each, an “Intercompany Loan”) to Loyalty Ventures Inc. (the “Parent”) provided that the following conditions precedent shall be satisfied, or waived in writing by the DIP Lender, in its sole discretion, prior to the Borrower making any Intercompany Loan:

(a)
The quantum and timing of each Intercompany Loan shall be in accordance with the DIP Agreement Cash Flow Projection;
(b)
There shall be no Event of Default outstanding that has not been cured or waived in writing by the DIP Lender, in its sole discretion;
(c)
The Intercompany Loans shall have been approved by order (the “Intercompany Loan Order”) of the U.S. Bankruptcy Court in the chapter 11 cases of the Parent and certain of its affiliates (the “Chapter 11 Cases”) and given a first priority priming lien over all present and after-acquired property, assets and undertakings of the Parent (subject to exceptions specified in the Intercompany Loan Term Sheet) and superpriority administrative expense status, such order shall attach the Intercompany Loan Term Sheet and be in form and substance reasonably satisfactory to the DIP Lender (including as to use of proceeds); and
(d)
The Intercompany Loan Order shall provide that after (i) the occurrence and during the continuance of an Event of Default and the termination of the DIP Facility by the DIP Lender in accordance with Section 20 of this DIP Term Sheet and (ii) the Court having issued an order authorizing the DIP Lender to do so (such order sought by the DIP Lender on not less than three (3) business days’ notice to the Borrower and the Monitor after the occurrence and during the continuance of an Event of Default), the DIP Lender shall have the right to instruct the Borrower to, and the Borrower acting at the direction of the DIP Lender shall, pursue all remedies against the Parent that are available to the Borrower as a lender under the Intercompany Loans, the Intercompany Loan Order and applicable law, in each case, solely to the extent that any DIP Obligations remain outstanding after the DIP Lender has exercised remedies against all other Collateral; and

(e)
The terms of the Intercompany Loan shall be set forth on a term sheet in form and substance reasonably satisfactory to the Parent, the Borrower and the DIP Lender (the “Intercompany Loan Term Sheet”) that shall be attached as an exhibit to the Intercompany Loan Order.

The Borrower shall be permitted to withhold and remit applicable Taxes (as defined below) on any Intercompany Loans imposed under the Income Tax Act (Canada) and any other applicable law.

11.Voluntary Prepayments:

The Borrower may prepay the DIP Obligations at any time prior to the Maturity Date in minimum amounts of $500,000 and in increments of $100,000 in excess thereof, without premium or penalty, and any amounts so prepaid may not be re-borrowed by the Borrower hereunder.

12.INTEREST RATE:

The outstanding principal amount of all DIP Advances shall bear interest at a rate per annum equal to Base Rate (as defined below) plus 6.00% (the “Interest Rate”), and upon the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased by an additional 2% per annum, calculated and payable monthly in arrears on the last business day of each calendar month.

The Borrower shall pay interest on the DIP Advances by adding such accrued interest to the principal amount of the DIP Obligations on the last business day of each calendar month. Amounts representing the interest payable hereunder that are added to the principal amount of the DIP Obligations shall thereafter constitute principal and bear interest in accordance with Section 12.

Interest on each DIP Advance shall accrue daily from and after the date of advance of such DIP Advance to the Borrower to, but excluding, the date of repayment, as well as before and after maturity, demand and default and before and after judgment, and shall be calculated and compounded on a daily basis on the principal amount of such DIP Advance and any overdue interest remaining unpaid from time to time and on the basis of the actual number of days elapsed in a year of 365 days.

For the purposes of the Interest Act (Canada), the annual rates of interest referred to in this DIP Term Sheet calculated in accordance with the foregoing provisions of this DIP Term Sheet, are equivalent to the rates so calculated multiplied by the actual number of days in a calendar year and divided by 365.

If any provision of this DIP Term Sheet or any ancillary document in connection with this DIP Term Sheet would obligate the Borrower to make any payment of interest or other amount payable to the DIP Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the DIP Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the DIP Lender of interest at a criminal rate and any such amounts actually paid by the Borrower in excess of the adjusted amount shall be forthwith refunded to the Borrower.

For the purposes of this DIP Agreement, “Base Rate” means a fluctuating rate of interest per annum, expressed on the basis of a year of three-hundred and sixty-five (365) days or three-hundred and sixty-six (366) days, as applicable, which is equal at all times to the greater of (a) the base rate of interest (however designated) of the DIP Lender for determining interest chargeable by it on United States Dollar commercial loans in Canada and (b) the sum of (i) the Federal Funds Effective Rate and (ii) 1.00% per annum.

For the purposes of this DIP Agreement, “Federal Funds Effective Rate” means, for any day, an annual rate of interest, expressed on the basis of a year of 360 days, equal, for each day during such period, to the weighted average of the rates on overnight United States federal funds transactions with members of the Federal Reserve System arranged by United States federal funds brokers, as published for such day (or, if such day is not a business day, for the preceding business day) by the Federal Reserve Bank of New York or, for any day on which that rate is not published for that day by the Federal Reserve Bank of New York, the simple average of the quotations for that day for such transactions received by the DIP Lender from three United States federal funds brokers of recognized standing selected by it.

13.DIP SECURITY:

All obligations of the Borrower under or in connection with the DIP Facility and this DIP Term Sheet shall be secured by a Court-ordered charge (the “DIP Charge”) over all present and after-acquired property, assets and undertakings of the Borrower (including for greater certainty and without limitation, insurance proceeds, those assets set forth on the financial statements of the Borrower, the Intercompany Loans and all receivables and other indebtedness, obligations or other amounts owing to a Borrower in connection with the Intercompany Loans), including all proceeds therefrom and all causes of action of the Borrower (collectively, the “Collateral”).

The DIP Charge shall be a priority charge which shall rank ahead of the liens securing the Existing Debt (as defined below) and all other liens, but shall be subject to and shall rank behind: (A) the Specified Permitted Encumbrances; (B) an administration charge (the “Administration Charge”) in the maximum amount of CAD$3,000,000 to secure payment of the fees, expenses and disbursements of: (I) the Borrower’s counsel, financial advisors and agents; and (II) the Monitor and its counsel and agents; (C) a charge in an amount not to exceed CAD$15,409,000 in favour of the officers and directors of the Borrower (the “D&O Charge”) to secure the customary obligations and liabilities that they may incur in such capacity from and after the commencement of the Proceeding as a backstop to any available directors’ and officers’ insurance and to the extent that any funds in trust for such persons are not sufficient to satisfy such claims; (D) a charge in an amount not to exceed CAD$5,350,000 in favour of certain key employees to secure their entitlements under a key employee retention plan

(the “KERP”, and such charge, the “KERP Charge”); (E) a charge in an amount not to exceed $6,000,000 in favour of the Borrower’s financial advisor to secure its fees and expenses not otherwise secured by the Administration Charge (the “FA Charge”, and together with the KERP Charge, the D&O Charge, the Administration Charge and the DIP Charge, collectively, the “Court Ordered Charges”); (F) any claims that would otherwise have priority to the foregoing debt claims including, for greater certainty, any purchase money security interests; and (G) any further claims having express priority ahead of the DIP Charge pursuant to the ARIO and to which the DIP Lender has consented in writing (the charges set out in the foregoing items (A) through (G) being collectively, the “Priority Charges”).

“Existing Debt” means the debt owing as at March 10, 2023, in the aggregate principal amount of approximately US$665,000,000 (which for certainty, includes amounts outstanding under term and revolving credit facilities and outstanding letters of credit), plus interest, fees, costs and expenses payable in addition to such aggregate principal amount, under the credit agreement dated as of November 3, 2021 among Loyalty Ventures Inc., Brand Loyalty Group B.V., Brand Loyalty Holding B.V. and Brand Loyalty International B.V, as borrowers thereunder, the guarantors party thereto (including the Borrower), the lenders party thereto (the “Existing Lenders”), and Bank of America, N.A., as administrative agent, as amended by Amendment No. 1 to Credit Agreement (Financial Covenant) dated as of July 29, 2022 and by Consent, dated as of March 1, 2023 (such credit agreement as so amended is called the “Existing Credit Agreement”).

14.MANDATORY REPAYMENTS:

The proceeds of any debt or equity issuance by the Borrower that occurs from and after the date hereof, and the proceeds of Collateral (for greater certainty, net of reasonable costs and closing adjustments, as applicable), including, without limitation, arising from: (a) any sale of Collateral out of the ordinary course of business (including for greater certainty, any sale of all or substantially all of the Collateral); or (b) insurance proceeds in respect of any damage, loss or destruction of the Collateral (collectively, the “Net Proceeds”) shall be paid: (i) first, to satisfy the Priority Charges in the manner and order set out in the applicable Court Order; (ii) second, to satisfy the DIP Obligations; (iii) third, to satisfy other indebtedness and liabilities of the Borrower including the Existing Debt as may be ordered by the Court; and (iv) fourth, to the Borrower or such other persons as are entitled thereto in accordance with applicable law.

The Maximum Amount shall be permanently reduced in an amount equal to the Net Proceeds so paid to the DIP Lender.  For greater certainty, any mandatory repayments shall not be subject to any premium or penalty.

15.REPRESENTATIONS AND WARRANTIES:

The Borrower represents and warrants to the DIP Lender, upon which the DIP Lender relies in entering into this DIP Term Sheet, that subject to the entry of the ARIO:

(a)
The Borrower is a corporation duly incorporated and validly existing under the laws of its governing jurisdiction and is duly qualified, licensed or registered to carry on business under the laws applicable to it in all jurisdictions in which the nature of its assets or business makes such qualification necessary, except where the failure to have such qualification, license or registration would not have a Material Adverse Effect.  For the purpose of this DIP Term Sheet, “Material Adverse Effect” means a material adverse effect on: (i) the financial condition, business or assets of the Borrower; or (ii) the ability of the Borrower to comply with its obligations hereunder or under any Court Order;
(b)
Subject to the granting of the ARIO, the Borrower has all requisite corporate or other power and authority to: (i) carry on its business; (ii) own property, borrow monies and enter into agreements therefor; and (iii) execute and enter into the DIP Term Sheet and observe and perform the terms and provisions thereof;
(c)
Subject to the granting of the ARIO, the execution and delivery of this DIP Term Sheet by the Borrower and the performance by the Borrower of its obligations hereunder has been duly authorized by all necessary corporate or other action and any actions required under applicable laws.  Except as has been obtained and is in full force and effect, no registration, declaration, consent, waiver or authorization of, or filing with or notice to, any governmental body is required to be obtained in connection with the performance by the Borrower of its obligations under this DIP Term Sheet;
(d)
Subject to the granting of the ARIO, this DIP Term Sheet has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject only to any limitation under applicable laws relating to (i) bankruptcy, insolvency, reorganization, moratorium or creditors’ rights generally; (ii) the fact that specific performance and injunctive relief may only be given at the discretion of the courts; and (iii) the equitable or statutory powers of the courts to stay proceedings before them and to stay the execution of judgments;
(e)
The execution and delivery of this DIP Term Sheet by the Borrower and the performance by the Borrower of its obligations hereunder and compliance with the terms, conditions and provisions hereof, will not conflict with or result in a breach in any material respect of any of the terms, conditions or provisions of: (i) its constating documents (including any shareholders’ agreements) or by-laws; (ii) any applicable laws; (iii) except as stayed pursuant to the Proceeding by the terms of the ARIO, any contractual restriction binding on or affecting it or its material properties; or (iv) any material judgment, injunction, determination or award which is binding on it;
(f)
The Borrower is in compliance with all applicable laws of each jurisdiction in which its business has been or is being carried on,

non-compliance with which would reasonably be expected to have a Material Adverse Effect;
(g)
There are no actions, suits or proceedings pending, taken or, to the Borrower’s knowledge, threatened, before or by any governmental body or by any elected or appointed public official or private person in Canada or elsewhere, whether or not having the force of law, which would reasonably be expected to have a Material Adverse Effect and have not been stayed pursuant to the Proceeding;
(h)
The DIP Agreement Cash Flow Projection includes a provision for payment of all projected obligations of any kind whatsoever reasonably anticipated by the Borrower on the date hereof that, if not paid, could result in statutory liens ranking in priority to the DIP Charge, except for purchase money security interests;
(i)
As at the date of the ARIO, the Borrower has good and marketable title to all of the Collateral free from any liens except for: (i) Permitted Encumbrances, and for certainty after the issuance of the ARIO, the Priority Charges; and (ii) title defects or irregularities that do not, individually or in the aggregate, materially affect the operation of the business of the Borrower;
(j)
The Borrower has filed all material tax returns that are required to be filed and has in all material respects paid all taxes, interest and penalties, if any, which have become due pursuant to such returns or pursuant to any assessment received by it, except any such assessment that is being contested in good faith by proper legal proceedings.  Without limiting the foregoing, all employee source deductions (including in respect of income taxes, employment insurance and Canada Pension Plan) payroll taxes and workers’ compensation dues are currently paid and up to date, subject to normal course accruals;
(k)
Except as previously disclosed in writing by the Borrower to the DIP Lender and set out on Schedule “G”, there are no actions, suits or proceedings (including any tax-related matter) by or before any arbitrator or governmental authority or by any other person pending against or threatened against or affecting the Borrower that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect that have not been stayed pursuant to the Proceeding;
(l)
The Borrower maintains insurance policies and coverage that: (i) is sufficient for compliance with any applicable law and all material agreements to which it is a party; and (ii) provide adequate insurance coverage in at least such amounts and against at least such risks as are usually insured against in the same general area by persons engaged in the same or similar business to the assets and operations of the Borrower;

(m)
All factual information provided by or on behalf of the Borrower to the DIP Lender for the purposes of or in connection with this DIP Term Sheet or any transaction contemplated herein, is true and accurate in all material respects on the date as of which such information is dated or certified and remains true in all material respects as of the date provided and is not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not materially misleading at such time in light of the circumstances under which such information was provided.  With respect to any projections, future business plans or forward looking financial statements, the Borrower is not guaranteeing in giving this representation and warranty that the actual future results will be as forecast or projected (but, for greater certainty, the DIP Lender has all of its rights hereunder in the event that such actual future results are not as forecast or projected, including, without limitation, as provided for in Section 19(e) herein); and
(n)
As of the date hereof, the Borrower does not administer any pension plans and does not have any outstanding payment obligations in respect of special payments or amortization payments, including without limitation, in respect of pension plans, payments related to post-retirement benefits, solvency deficiencies or wind-up shortfalls in relation to any pension plan.

16.Affirmative Covenants:

The Borrower covenants and agrees to do the following until such time as the DIP Obligations are repaid in full:

(a)
Keep the DIP Lender apprised on a timely basis of all material developments with respect to the Collateral and the business and affairs of the Borrower;
(b)
Perform its obligations hereunder and under any other contract or agreement with the DIP Lender or any of its affiliates as and when required and in the manner required;
(c)
Use the proceeds of the DIP Facility (at all times solely in accordance with the terms hereof and the DIP Agreement Cash Flow Projections subject to the Permitted Variance) only for the limited purpose of facilitating the Proceeding, including the SISP and for the purpose of funding: (i) transaction costs and expenses incurred by the DIP Lender in connection with the DIP Facility; (ii) professional fees and expenses incurred by the Borrower (excluding for certainty, the Restructuring Fee and the Success Fee), and the Monitor in respect of the DIP Facility, the Proceeding and the Chapter 11 Cases in accordance with the terms of the DIP Facility and professional fees, and expenses incurred by the Existing Lenders in respect of the Proceeding and the Chapter 11 Cases (provided that the consenting lenders execute and deliver support agreement(s) that binds all of the Existing Lenders, in form and substance satisfactory to the DIP Lender, supporting the SISP, the Court Orders and the BMO Transaction); (iii) the operating costs, expenses, capital expenditures and ordinary course liabilities (including, without limitation, wages, bonuses, vacation pay, active employee benefits and entitlements under the KERP) of the Borrower and LoyaltyOne Travel Services Co./Cie Des Voyages LoyaltyOne; and (iv) the making of the Intercompany Loans where the Parent requires the Intercompany Loans in order to fund the Chapter 11 Cases and its operating costs, capital expenditures and ordinary course liabilities including professional fees and expenses as specifically provided in the DIP Agreement Cash Flow Projection subject to the Permitted Variance;
(d)
Comply with the provisions of the court orders made in connection with the Proceeding (collectively, the “Court Orders” and each a “Court Order”), the Intercompany Loan Order and any other order entered in connection with the Chapter 11 Cases relating to the DIP Facility;
(e)
Preserve, renew and keep in full force Borrower’s corporate or other existence and all material licenses, permits, approvals, etc. required in respect of their respective business, properties, assets or any activities or operations carried out therein;
(f)
Maintain the insurance in existence of the date hereof with respect to the Collateral;
(g)
Conduct its activities in accordance with the DIP Agreement Cash Flow Projection, subject to the Permitted Variance;
(h)
Promptly notify the DIP Lender and the Monitor of the occurrence of any Event of Default, or of any event or circumstance (a “Default”) that may, with the passage of time or the giving of notice, constitute an Event of Default;
(i)
Promptly notify the DIP Lender and the Monitor of the commencement of, or receipt of notice of intention to commence, any action, suit, investigation, litigation or proceeding before any court, governmental department, board, bureau, agency or similar body affecting the Borrower;
(j)
Promptly after the same is available, but in no event later than the day that is two (2) business days prior to the date on which the same is to be served or if such advance notice is not possible then as soon as reasonably practicable prior to the date on which the same is to be served, provide copies to the DIP Lender of all pleadings, motion records, application records, judicial information, financial information and other documents filed by or on behalf of the Borrower in the Proceeding and the Chapter 11 Cases;
(k)
Subject to the CCAA and the Court Orders, comply in all material respects with all applicable laws, rules and regulations applicable to its business, including, without limitation, health and safety, and environmental laws;
(l)
Except where a stay of proceedings or Court Order otherwise applies, pay when due all statutory liens, trust and other Crown claims including employee source deductions, GST, HST, PST, employer health tax, and workplace safety and insurance premiums, but only with respect to: (i) payments that rank in priority to the DIP Charge; or (ii) payments that are otherwise authorized pursuant to the ARIO;
(m)
Treat as unaffected the DIP Obligations in any plan of compromise or arrangement, proposal or any other restructuring whatsoever;
(n)
At all times be and remain subject to the Proceeding until the DIP Obligations are irrevocably and unconditionally repaid in full, with no further right to DIP Advances;
(o)
Ensure that all motion records, pleadings, application records, orders and other documents (the “Court Documents”) filed, proposed, sought, served, and obtained by the Borrower or in respect of which the Borrower consents or does not object, in or in connection with the Proceeding or the Chapter 11 Cases shall be in form and substance reasonably satisfactory to the DIP Lender, and provide to the DIP Lender copies of such Court Documents as soon as practicable prior to any filing or service in the Proceeding, but in no event later than the day that is two (2) business days prior to the date on which the same is to be served or if such advance notice is not possible then as soon as reasonably practicable prior to the date on which the same is to be served;
(p)
Subject to the CCAA and the Court Orders, grant the DIP Lender and its professional advisors reasonable access to the Collateral and their business, properties, and books and records; and
(q)
Conduct the SISP strictly in accordance with its terms (including milestones and timelines) and strictly comply with the SISP Order.

17.NEgAtive Covenants:

The Borrower covenants and agrees not to do the following or permit any subsidiary to do the following while any DIP Obligations remain outstanding, other than with the prior written consent of the DIP Lender or pursuant to an Order of the Court:

(a)
Transfer, lease or otherwise dispose of all or any part of its property, assets or undertaking except: (i) pursuant to any Intercompany Loans; (ii) where permitted pursuant to the ARIO; and (iii) where such transaction results in the repayment of DIP Obligations in accordance with the provisions herein under the paragraph entitled “Mandatory Repayments”;

(b)
Make any payment of principal or interest in respect of any indebtedness outstanding prior to the commencement of the Proceeding (“Existing Indebtedness”) other than as may be permitted or required herein or by a Court Order.
(c)
Create or permit to exist indebtedness for borrowed money other than: (i) Existing Indebtedness; (ii) debt contemplated by this DIP Facility; (iii) post-filing trade credit obtained in the ordinary course of business, in accordance with the DIP Agreement Cash Flow Projection;
(d)
Permit any new liens to exist on any Collateral other than the Priority Charges and Permitted Encumbrances;
(e)
Either: (i) change its name, amalgamate, consolidate with or merge into, or enter into any similar transaction with any other entity; or (ii) make any changes to its organizational documents that could be adverse to the DIP Lender;
(f)
Other than Intercompany Loans or as permitted by the terms of this DIP Term Sheet, make any acquisitions, investments or loans to any person or guarantee the obligations of any person, other than those in existence on the date hereof and disclosed to the DIP Lender in writing;
(g)
Enter into any transaction with any affiliate (including the Parent) other than: (i) any transaction on terms and conditions at least as favourable to the Borrower as could reasonably be obtained in an arms-length transaction, including ordinary course transactions with of LoyaltyOne Travel Services Co./Cie Des Voyages LoyaltyOne; (ii) those in existence on the date hereof and disclosed to the DIP Lender in writing; or (iii) any Intercompany Loans;
(h)
Pay any dividends, distributions or advances to shareholders of the Borrower, or any management bonus or similar payments (except for the KERP), except to the extent provided for in the DIP Agreement Cash Flow Projection;
(i)
Hold or use any bank accounts other than as set out on Schedule “H” or otherwise agreed to by the DIP Lender;
(j)
Engage in new businesses;
(k)
Change its fiscal year or accounting practices;
(l)
Issue any equity;
(m)
Take any action (or in any way support the taking of any action by another person) that has, or may have, a material adverse impact on the rights and interests of the DIP Lender, including, without limitation, any action in furtherance of challenging the validity, enforceability or amount of the obligations owing in respect of the DIP Facility; and
(n)
except in accordance with the BMO Purchase Agreement or the SISP Order, commence, continue or seek any stakeholder or court approval for any sale, restructuring transaction or plan without the prior written consent of the DIP Lender in its sole discretion.

18.INDEMNITY AND RELEASE:

The Borrower agrees to indemnify and hold harmless the DIP Lender and each of its directors, officers, employees, agents, attorneys, advisors and affiliates (all such persons and entities being referred to hereafter as “Indemnified Persons”) from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever (excluding indirect or consequential damages and claims for lost profits) which may be incurred by or asserted against or involve any Indemnified Person as a result of or arising out of or in any way related to or resulting from the Proceeding or the Chapter 11 Cases, this DIP Term Sheet or any advance made hereunder, and, upon demand, to pay and reimburse any Indemnified Person for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including, without limitation, any inquiry or investigation) or claim (whether or not any Indemnified Person is a party to any action or proceeding out of which any such expenses arise); provided, however, the Borrower shall not be obligated to indemnify pursuant to this paragraph any Indemnified Person against any loss, claim, damage, expense or liability to the extent it resulted from the gross negligence or willful misconduct of such Indemnified Person as finally determined by a court of competent jurisdiction.

The indemnities granted under this DIP Term Sheet shall survive any termination of the DIP Facility.

The Borrower shall not contest, challenge or in any way oppose (or support any other person in contesting, challenging or opposing) the validity and enforceability of the DIP Obligations or any loan, security or other documents relating thereto.  The Borrower further covenants to, and does hereby, release the DIP Lender in its capacity as lender hereunder and its respective predecessors, successors, agents, advisors, representatives and assigns of and from all claims and liabilities relating to any act or omission prior to the date of this DIP Term Sheet.

19.EVENTS OF DEFAULT:

The occurrence of any one or more of the following events, without the prior written consent of the DIP Lender, shall constitute an event of default (“Event of Default”) under this DIP Term Sheet:

(a)
The issuance of an order terminating the Proceeding or lifting the stay in the Proceeding to permit the enforcement of any security against the Borrower or the Collateral (being Collateral with an aggregate fair market value as reasonably determined by the Borrower in excess of $500,000), or the appointment of a receiver and manager, receiver, interim receiver or similar official or the making of a bankruptcy order against the Borrower or the Collateral (being Collateral with an aggregate fair market value as reasonably determined by the Borrower in excess of $500,000);
(b)
The issuance of an order granting a lien of equal or superior status to that of the DIP Charge, other than as provided in section 13 hereof;
(c)
The issuance of any Court Order: (i) staying, reversing, vacating or otherwise modifying the DIP Charge; or (ii) that adversely impacts or could reasonably be expected to adversely impact the rights and interests of the DIP Lender in connection with the Collateral or under this DIP Term Sheet or the ARIO, as determined by the DIP Lender, acting reasonably; provided, however, that any such order that provides for payment in full forthwith of all of the obligations of the Borrower under the DIP Facility shall not constitute an Event of Default;
(d)
Failure of the Borrower to pay any principal, interest, fees or any other amounts, in each case when due and owing hereunder (subject to a three (3) business day cure period in the case of interest, fees and any other amounts (other than principal amounts) due hereunder);
(e)
Any update to the DIP Agreement Cash Flow Projection required to be made in accordance with Section 6 hereof indicating that the Borrower would require additional funding above the Maximum Amount to meet its obligations at any time during the period of the DIP Agreement Cash Flow Projection;
(f)
Any representation or warranty by the Borrower herein or in any certificate delivered by the Borrower to the DIP Lender shall be incorrect or misleading in any material respect as of the date made or deemed made;
(g)
A court order is made (whether in the Proceeding, the Chapter 11 Cases or otherwise), a liability arises or an event occurs, including any change in the business, assets, or conditions, financial or otherwise, of the Borrower, that has or will have a Material Adverse Effect; provided that the forgoing shall exclude changes to the Borrower’s business or its performance (including without limitation collector redemption cadence) solely as a result of commencement, announcement or continuance of the Proceeding, the Chapter 11 Cases, announcement of the BMO Transaction or BL Transaction, performance by the Borrower of its obligations under the BMO Purchase Agreement or BL Purchase Agreement, or conducting the SISP;

(h)
Any material breach of any Court Order upon receipt by the Borrower of notice from the DIP Lender of such breach by the Borrower;
(i)
Failure of the Borrower to perform or comply with any other term or covenant under this DIP Term Sheet and such default shall continue unremedied for a period of three (3) business days after the earlier of (i) delivery of notice given by the DIP Lender to the Borrower, with a copy to the Monitor or (ii) the Borrower’s knowledge of such failure to perform or comply;
(j)
Any change of control of the Borrower;
(k)
The seeking or support by the Borrower, or the issuance, of any court order (in the Proceeding, the Chapter 11 Cases or otherwise) that is materially inconsistent with the terms of this DIP Term Sheet; or
(l)
Without limiting the foregoing, the SISP is not completed by the SISP Order Outside Date.

20.REMEDIES:

Upon the occurrence and during the continuance of an Event of Default, whether or not there is availability under the DIP Facility (a) without any notice to the Borrower, the Borrower shall have no right to receive any additional DIP Advances or other accommodation of credit from the DIP Lender except in the sole discretion of the DIP Lender; and (b) the DIP Lender may immediately terminate the DIP Facility and demand immediate payment of all DIP Obligations by providing such a notice and demand to the Borrower, with a copy to the Monitor.  With the leave of the Court sought on not less than three (3) business days’ notice to the Borrower and the Monitor after the occurrence and during the continuance of an Event of Default, the DIP Lender shall have the right to enforce the DIP Charge and to exercise all other rights and remedies in respect of the DIP Obligations and the DIP Charge, including the right to realize on all Collateral and to apply to the Court for the appointment of a Court-appointed receiver (subject to the application of proceeds of realization to Priority Charges, as applicable), and, subject to the terms of the Intercompany Loan Order, the right to enforce the Intercompany Loan and to exercise all rights and remedies under any documents entered into in respect of the Intercompany Loans against the Parent consistent therewith. No failure or delay by the DIP Lender in exercising any of its rights hereunder or at law shall be deemed a waiver of any kind, and the DIP Lender shall be entitled to exercise such rights in accordance with this DIP Term Sheet at any time. No further Intercompany Loan shall be made by the Borrower after the occurrence of an Event of Default, unless such Event of Default is cured or waived in writing by the DIP Lender, or the DIP Lender otherwise agrees in writing.

21.FEES:

The Borrower shall pay to the DIP Lender an upfront fee (the “Upfront Fee”), as compensation for making the DIP Facility available, in an amount equal to 2% of the Maximum Amount (being $1,400,000). The Upfront Fee shall be earned and payable upon execution and delivery of this DIP Term

Sheet to the DIP Lender and approval of this DIP Term Sheet, the ARIO and the SISP Order by the Court. The Upfront Fee, once earned and payable, shall be non-refundable under all circumstances and shall be paid by adding the amount of such fee to the principal amount of DIP Obligations on the Closing Date. Amounts representing the Upfront Fee that are added to the principal amount of the DIP Obligations shall thereafter constitute principal and bear interest in accordance with Section 12.

The Borrower shall pay to the DIP Lender a standby fee (the “Standby Fee”), calculated at 1.25% per annum on the daily unadvanced portion of the DIP Facility. The Standby Fee shall be calculated and accrue daily from the date hereof. The Borrower shall pay the Standby Fee by adding the amount of such fee to the principal amount of DIP Obligations on the last business day of each calendar month. Amounts representing the Standby Fee that are added to the principal amount of the DIP Obligations shall thereafter constitute principal and bear interest in accordance with Section 12.

22.LEGAL FEES:

The Borrower shall pay by wire transfer, within seven (7) days of receipt of a summary invoice, all reasonable and documented out-of-pocket expenses, including all reasonable legal expenses on a solicitor-client basis, incurred by the DIP Lender in connection with the Proceeding, this DIP Term Sheet and the DIP Facility, including those with any respect to any enforcement of the terms hereof or of the DIP Charge or otherwise incurred in connection with the DIP Facility (the “Expenses”), but for certainty excluding the DIP Lender’s fees and expenses incurred in connection with the BMO Purchase Agreement and BMO Transaction.

Subject to Court approval of this DIP Term Sheet, all Expenses shall be non-refundable under all circumstances.

23.DIP LENDER APPROVALS:

Any consent, approval, instruction or other expression of the DIP Lender to be delivered in writing may be delivered by any written instrument, including by way of email, by the DIP Lender pursuant to the terms hereof.

24.TAXES:

All payments by the Borrower under this DIP Term Sheet to the DIP Lender, including any payments required to be made from and after the exercise of any remedies available to the DIP Lender upon an Event of Default, shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any kind or nature whatsoever or any interest or penalties payable with respect thereto now or in the future imposed, levied, collected, withheld or assessed by any country or any political subdivision of any country (collectively, “Taxes”), other than Taxes imposed on or measured by net income (however denominated), franchise Taxes, branch profits Taxes and any applicable Canadian withholding Taxes arising as a result of (i) the DIP Lender not dealing at arm’s length (within the meaning of the Income Tax Act (Canada) (“ITA”)) with the Borrower at the time of making such payment, or (ii) the DIP Lender being a “specified non-resident shareholder” (as defined in subsection 18(5) of the ITA) of the Borrower or not dealing at arm’s length (for the purposes of the ITA) with a “specified shareholder” (as defined in subsection 18(5) of the ITA) of the Borrower, except, in the case of (i) and (ii), (x) where the non-arm’s length relationship arises, or (y) where the DIP Lender is a “specified non-resident shareholder” of the Borrower or does not deal at arm’s length with a “specified shareholder” of the Borrower, in connection with or as a result of the DIP Lender having become a party to, executed, delivered, received payments under, performed its obligations under, received or perfected a security interest under, or received or enforced any rights under, any loan document.

25.Further Assurances:

The Borrower shall, at its expense, from time to time do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as the DIP Lender may reasonably request for the purpose of giving effect to this DIP Term Sheet. Without limiting the foregoing, the Borrower agrees that if so requested by the DIP Lender, acting reasonably, it shall promptly execute and deliver to the DIP Lender any general security agreement or other security documents securing its obligations to the DIP Lender hereunder in forms reasonable and customary for debtor in possession financings, provided however that the execution of any such security document shall not be a condition precedent to funding the Maximum Amount or DIP Advances hereunder.

26.Entire Agreement; Conflict:	This DIP Term Sheet, including the schedules hereto constitutes the entire agreement between the parties relating to the subject matter hereof.
27.Amendments, Waivers, ETC.:

No waiver or delay on the part of the DIP Lender in exercising any right or privilege hereunder will operate as a waiver hereof or thereof unless made in writing and delivered in accordance with the terms of this DIP Term Sheet. Any amendment to the terms of this DIP Term Sheet shall be made in writing and signed by the parties hereto.

28.ASSIGNMENT:

After the occurrence and during the continuance of an Event of Default, the DIP Lender may assign this DIP Term Sheet and its rights and obligations hereunder, in whole or in part, to any party acceptable to the DIP Lender in its sole and absolute discretion, provided that the Monitor shall have provided its prior written consent, including that the Monitor is satisfied that the proposed assignee has the financial capacity to act as DIP Lender.

Prior to the occurrence and continuance of an Event of Default, the DIP Lender shall not be permitted to assign its rights and obligations hereunder, in whole or in part, without the prior written consent of (i) the Borrower, such consent not to be unreasonably withheld; and (ii) the Monitor, including that the Monitor is satisfied that the proposed assignee has the financial capacity to act as DIP Lender.

Notwithstanding anything to the contrary in the DIP Term Sheet including without limitation Section 24, hereof, the DIP Lender shall be responsible for and shall indemnify and pay to the Borrower (and its officers and directors if applicable) on demand any costs and expenses incurred or arising in connection with any assignment of this DIP Term Sheet by the DIP Lender (including without limitation any applicable Taxes required to be paid by the Borrower (and its officers and directors if applicable) as a result of the assignment), other than with respect to any assignment made after the occurrence and during the continuance of an Event of Default, and this indemnity shall survive the termination of the DIP Facility and repayment of the DIP Obligations.

Neither this DIP Term Sheet nor any right and obligation hereunder may be assigned by the Borrower.

29.SEVERABILITY:

Any provision in this DIP Term Sheet that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

30.COUNTERPARTS AND SIGNATURES:

This DIP Term Sheet may be executed in any number of counterparts and by electronic transmission, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument. Any party may execute this DIP Term Sheet by signing any counterpart of it.

31.NOTICES:

Any notice, request or other communication hereunder to any of the parties shall be in writing and be well and sufficiently given if delivered personally or sent by electronic mail to the attention of the person as set forth below:

(a) In the case of the Borrower:

LoyaltyOne, Co.
351 King Street East
Suite 200
Toronto, Ontario M5A 0L6

Attention:Shawn Stewart
Email:
sstewart@loyalty.com

With a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036-6745

Attention: Philip Dublin, Meredith Lahaie, Alan Laves
Email:
pdublin@akingump.com, mlahaie@akingump.com,
alaves@akingump.com

And with a copy to:

Cassels Brock & Blackwell LLP
Scotia Plaza, Suite 2100

40 King St. W
Toronto, ON M5H 3C2

Attention: Ryan Jacobs, Jane Dietrich, Michael Wunder
Email:
                                      rjacobs@cassels.com, jdietrich@cassels.com,
                                      mwunder@cassels.com

And with a copy to the Monitor:

KSV Restructuring Inc.
150 King Street West
Suite 2308, Box 42
Toronto, Ontario M5H 1J9

Attention: David Sieradzki and Noah Goldstein
Email:

dsieradzki@ksvadvisory.com,
ngoldstein@ksvadvisory.com

And with a copy to the Monitor’s Counsel:

Goodmans LLP
333 Bay Street
Suite 3400
Toronto, Ontario M5H 2S7

Attention:Brendan O’Neill and Chris Armstrong
Email: boneill@goodmans.ca, carmstrong@goodmans.ca

(b) In the case of the DIP Lender:

Bank of Montreal

100 King St West, 19th Floor

Toronto, Ontario, M5X 1A1

Attention:Mike Johnson and Joshua Seager

Email:michaelm.johnson@bmo.com, joshua.seager@bmo.com

With a copy to:

Torys LLP
79 Wellington Street East
Suite 3000
Toronto, ON M5K 1N2

Attention: David Bish / Amanda Balasubramanian
Email:dbish@torys.com / ABalasubramanian@torys.com

Any such notice shall be deemed to be given and received, when received, unless received after 5:00 EST or on a day other than a business day, in which case the notice shall be deemed to be received the next business day.

32.GOVERNING LAW AND JURISDICTION:	This DIP Term Sheet shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.
33.CURRENCY AND JUDGMENT CURRENCY:

Unless otherwise specified herein, all dollar amounts are in the lawful currency of the United States of America. The Borrower shall pay to the DIP Lender all payments on account of principal and interest hereunder in lawful money of the United States of America.

If in the recovery by the DIP Lender of any amount owing by the Borrower hereunder in any currency, judgment can only be obtained in another currency and because of changes in the exchange rate of such currencies between the date of judgment and payment in full of the amount of such judgment, the amount received by the DIP Lender is less than the recovery provided for under the judgment, the Borrower shall immediately pay any such shortfall to the DIP Lender and such shortfall can be claimed by the DIP Lender against the Borrower as an alternative or additional cause of action.

- signature pages follow -

IN WITNESS HEREOF, the parties hereby execute this DIP Term Sheet as at the date first above mentioned.

LOYALTYONE, CO.
By:	/s/ Shawn Stewart
Name:Shawn Stewart
Title:President

BANK OF MONTREAL
By:	/s/ Ernie Johannson
Name:Ernie Johannson
Title:Group Head, NA Personal & Business Banking

Signature Page – DIP Term Sheet

EXHIBIT C

BRANDLOYALTY TRANSACTION AGREEMENTS

EXHIBIT D

SISP

EXHIBIT E

CCAA ARIO

EXHIBIT F

CCAA INITIAL ORDER

EXHIBIT G

CCAA TRANSACTION ORDER

EXHIBIT H

SISP APPROVAL ORDER

EXHIBIT I
JOINDER AGREEMENT

[•], 2023

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of [•], 2023 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Company Parties and the Consenting Stakeholders.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

1.Agreement to be Bound. The Transferee hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached hereto as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions hereof).  The Transferee shall hereafter be deemed to be a “Consenting Stakeholder” and a “Party” for all purposes under the Agreement and with respect to all claims against and interests in the Company Parties held such Transferee.

2.Representations and Warranties. The Transferee hereby makes the representations and warranties of the Consenting Stakeholder set forth in Section 7 of the Agreement to each other Party to the Agreement.

3.Governing Law. This joinder agreement (the “Joinder Agreement”) to the Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Transferee has caused this Joinder Agreement to be executed as of the date first written above.

Name of Transferor:
Name of Transferee: By: Name: Title:

Address:

Email address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Credit Agreement – Term A Loan
Credit Agreement – Term B Loan
Credit Agreement – Revolving Credit Exposure
Equity Interests

[Joinder Agreement Signature Page]

ANNEX I TO JOINDER AGREEMENT

TRANSACTION SUPPORT AGREEMENT